Exhibit 4.2
EXECUTION COPY

DOBSON COMMUNICATIONS CORPORATION, as Issuer
AND
THE BANK OF OKLAHOMA, NATIONAL ASSOCIATION, as Trustee

INDENTURE
Dated as of
September 13, 2005

1.50% Senior Convertible Debentures Due 2025

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Exhibit A	Form of Debentures	A-1
Exhibit B	Form of Restrictive Legend for Common Stock Issued Upon Conversion	B-1

INDENTURE
     INDENTURE dated as of September 13, 2005 among Dobson Communications Corporation, an Oklahoma corporation (hereinafter called the “Company”), having its principal office at 14204 Wireless Way, Oklahoma City, OK, and The Bank of Oklahoma, National Association, as trustee hereunder (hereinafter called the “Trustee”).
WITNESSETH:
     WHEREAS, the Company has duly authorized the creation of an issue of its 1.50% Senior Convertible Debentures due 2025 (the “Debentures”) having the terms, tenor, amount and other provisions hereinafter set forth, and, to provide therefor, the Company has duly authorized the execution and delivery of this Indenture.
     WHEREAS, all things necessary to make the Debentures, when duly executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid and binding agreement of the Company, in accordance with their and its terms, have been done and performed, and the execution of this Indenture and the issue hereunder of the Debentures have in all respects been duly authorized,
     NOW, THEREFORE, THIS INDENTURE WITNESSETH:
     For and in consideration of the premises and the purchase of the Debentures by the holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all holders of the Debentures, as follows:
ARTICLE 1
Definitions
     Section 1.01. Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. All other terms used in this Indenture that are defined in the Trust Indenture Act or which are by reference therein defined in the Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the respective meanings assigned to such terms in the Trust Indenture Act and in the Securities Act as in force at the date of the execution of this Indenture. The words “herein”, “hereof”, “hereunder” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subdivision. The terms defined in this Article include the plural as well as the singular.
     “Additional Debentures” means the Company’s 1.50% Senior Convertible Debentures due 2025 originally issued after the Issue Date pursuant to Section 2.10, including any replacement Debentures as specified in the relevant Additional Debentures Board Resolutions or Additional Debentures Supplemental Indenture issued therefor in accordance with this Indenture.

     “Additional Debentures Board Resolutions” means resolutions duly adopted by the Board of Directors of the Company and delivered to the Trustee in an Officers’ Certificate providing for the issuance of Additional Debentures.
     “Additional Debentures Supplemental Indenture” means a supplement to this Indenture duly executed and delivered by the Company and the Trustee pursuant to Article 11 providing for the issuance of Additional Debentures.
     “Additional Interest” has the meaning specified for Additional Interest in Section 3(a) of the Registration Rights Agreement.
     “Additional Interest Notice” has the meaning specified in Section 6.10.
     “Adjustment Event” has the meaning specified in Section 15.05(l).
     “Affiliate” means, as applied to any person, any other person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such person, and “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person.
     “Agent Members” has the meaning specified in Section 2.05(b).
     “Applicable Stock Price” has the meaning specified in Section 15.12(c)(i).
     “Bankruptcy Law” means Title 11 of the United States Code or any similar federal, state or foreign law for the relief of debtors.
     “Board of Directors” means the Board of Directors of the Company or, other than in the case of the definition of “Continuing Directors,” a committee of such Board duly authorized to act for it hereunder.
     “Business Day” means any day except a Saturday, Sunday or legal holiday on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to close.
     “Calculation Agent” means any Person authorized by the Company to perform the calculations required by this Indenture and the Debentures. Initially, the Calculation Agent shall be the Trustee.
     “Cash Amount” has the meaning specified in Section 15.12(a).
     “Closing Sale Price” of any share of Common Stock or any other security on any Trading Day means the closing sale price of such security (or, if no closing sale price is reported, the average of the closing bid and closing ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported in composite transactions for the principal U.S. securities exchange on which the shares of the

Common Stock are traded or, if the shares of the Common Stock are not listed on a U.S. national or regional securities exchange, as reported by the Nasdaq National Market or by Pink Sheets LLC. In the absence of such a quotation, the closing sale price shall be determined by a nationally recognized securities dealer retained by the Company for that purpose. The Closing Sale Price shall be determined without reference to extended or after hours trading.
     “Commission” means the Debentures and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.
     “Common Stock” means the Class A Common Stock of the Company, par value $.001 and subject to the effect on such Class A Common Stock pursuant to the provisions of Section 15.06 hereof such shares of any class or classes resulting from a reclassification, change or other event set forth in such Section 15.06.
     “Company” means the corporation named as the “Company” in the first paragraph of this Indenture, and, subject to the provisions of Article 12 and Section 15.06 shall include its successors and assigns.
     “Company Repurchase Notice” has the meaning specified in Section 3.06.
     “Continuing Directors” means, as of any date of determination, any member of the Board of Directors who (i) was a member of the Board of Directors on the date of this Indenture; or (ii) was nominated for election or appointed or elected to the Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board of Directors at the time of such new director’s nomination, appointment or election, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of the Board of Directors in which such individual is named as a nominee to be a member of the Board of Directors.
     “Conversion Date” has the meaning specified in Section 15.02.
     “Conversion Notice” has the meaning specified in Section 15.02.
     “Conversion Obligation” has the meaning specified in Section 15.12(a).
     “Conversion Period” has the meaning specified in Section 15.12(c)(ii).
     “Conversion Price” on any date of determination means $1,000 divided by the Conversion Rate as of such date.
     “Conversion Rate” means the number of shares of Common Stock into which each $1,000 principal amount of Debentures are convertible, which is initially 97.0685 shares, subject to adjustments as set forth herein.
     “Conversion Retraction Period” has the meaning specified in Section 15.12(a).
     “Conversion Value” has the meaning specified in Section 15.12(c)(iii).

     “Corporate Trust Office” or other similar term, means the designated office of the Trustee at which at any particular time its corporate trust business as it relates to this Indenture shall be administered, which office is, at the date as of which this Indenture is dated, located at 9520 North May, Suite 110, Oklahoma City, OK 73120, Attention: Timothy M. Cook or at any other time at such other address as the Trustee may designate from time to time by notice to the Company.
     “Current Market Price” has the meaning specified in Section 15.05(h)(i).
     “Custodian” means The Bank of Oklahoma, National Association, as custodian with respect to the Debentures in global form, or any successor entity thereto.
     “Debentures” has the meaning specified in the second paragraph of this Indenture.
     “Debentures Register” has the meaning specified in Section 2.05(a).
     “Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.
     “Defaulted Interest” has the meaning specified in Section 2.03.
     “Depositary” means the clearing agency registered under the Exchange Act that is designated to act as the Depositary for the Global Debentures. DTC shall be the initial Depositary, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.
     “Determination Date” has the meaning specified in Section 15.05(l).
     “Distributed Assets” has the meaning specified in Section 15.05(d).
     “Distribution Notice” has the meaning specified in Section 15.01(c).
     “Dividend Threshold Amount” has the meaning specified in Section 15.05(e).
     “DTC” means The Depository Trust Company.
     “Effective Date” means the date on which a Non-Stock Change of Control becomes effective.
     “Event of Default” means any event specified in Section 8.01 as an Event of Default.
     “Exchange Act” means the Debentures Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.
     “Expiration Time” has the meaning specified in Section 15.05(f).
     “Fair Market Value” has the meaning specified in Section 15.05(h)(ii).

     “Fiscal Quarter” means, with respect to the Company, the fiscal quarter publicly disclosed by the Company. The Company shall confirm the ending dates of its fiscal quarters for the current fiscal year to the Trustee upon the Trustee’s request.
     “Fundamental Change” means the occurrence of any of the following after the original issuance of the Debentures:
(a)	the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” other than Everett R. Dobson and his Affiliates, whether through the ownership of voting securities, by contract or otherwise, becomes the “beneficial owner’’ (as these terms are defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of our capital stock that is at the time entitled to vote by the holder thereof in the election of our Board of Directors (or comparable body); or

(b)	the first day on which a majority of the members of the Board of Directors are not Continuing Directors; or

(c)	the adoption of a plan relating to the liquidation or dissolution of the Company; or

(d)	the consolidation or merger of the Company with or into any other “person” (as this term is used in Section 13(d)(3) of the Exchange Act), or the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the Company’s assets and those of its subsidiaries taken as a whole to any person, other than:
(i)	any transaction:
(A)	that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of the Company’s capital stock; and

(B)	pursuant to which the holders of 50% or more of the total voting power of all shares of the Company’s capital stock entitled to vote generally in elections of directors immediately prior to such transaction have the right to exercise, directly or indirectly, 50% or more of the total voting power of all shares of the Company’s capital stock entitled to vote generally in elections of directors of the continuing or surviving person immediately after giving effect to such transaction; or
(ii)	any merger primarily for the purpose of changing the Company’s jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of the Company’s Common Stock solely into shares of common stock of the surviving entity; or
(e)	the termination (but not temporary suspension) of trading of the Common Stock, which will be deemed to have occurred if the Common Stock or other common stock into which the Debentures are convertible is neither listed for trading on a United States national securities exchange nor approved for listing on The Nasdaq National Market or any similar United States system of automated dissemination of quotations of securities prices, and no American Depositary Shares or similar instruments for such common stock are so listed or approved for listing in the United States.
However, a Fundamental Change will be deemed not to have occurred if more than 90% of the consideration in the transaction or transactions (other than cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) which otherwise would constitute a Fundamental Change under clause (a) or (d) above consists of shares of common stock, depositary receipts or other certificates representing common equity interests traded or to be traded immediately following such transaction on a national securities exchange or quoted on the Nasdaq National Market and, as a result of the transaction or transactions, the Debentures become convertible solely into such common stock, depositary receipts or other certificates representing common equity interests (and any rights attached thereto).
     “Fundamental Change Repurchase Date” has the meaning specified in Section 3.04(a).
     “Global Debentures” has the meaning specified in Section 2.02.
     “holder of Debentures” or “holder” as applied to the Debentures, or other similar terms, means any Person in whose name at the time a particular Debentures is registered on the Debentures Registrar’s books.
     “Indebtedness” means, with respect to any Person, and without duplication, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (a) all indebtedness, obligations and other liabilities of such Person for borrowed money (including obligations of the Person in respect of overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, whether or not evidenced by notes or similar instruments) or evidenced by bonds, debentures, notes or similar instruments, other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services; (b) all reimbursement obligations and other liabilities of such Person with respect to letters of credit, bank guarantees or bankers’ acceptances; (c) all obligations and liabilities in respect of leases of such Person required, in conformity with generally accepted accounting principles, to be accounted for as capitalized lease obligations on the balance sheet of such Person and all obligations and other liabilities under any lease or related document (including a purchase agreement) in connection with the lease of real property which provides that such Person is contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor and the obligations of such Person under such lease or related document to purchase or to cause a third party to purchase such leased property; (d) all net obligations of such Person with respect to an interest rate or other swap, cap or collar agreement or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement; (e) all direct or indirect guaranties or similar agreements by such Person in respect of, and obligations or liabilities of such Person to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another Person of the kind described in clauses (a) through (d); (f) any indebtedness or other obligations described in clauses (a) through (e) secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by such Person, regardless of whether the indebtedness or other obligation secured thereby shall have been assumed by such Person; and (g) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (a) through (f).
     “Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.
     “Initial Purchasers” means each of Lehman Brothers Inc., Bear Stearns & Co., Inc. and Morgan Stanley & Co., Inc. (each, an “Initial Purchaser”).
     “interest” means, when used with reference to the Debentures, any interest payable under the terms of the Debentures, including Additional Interest, if any, payable under the terms of the Registration Rights Agreement.
     “Interest Payment Date” means April 1 and October 1 of each year, commencing on April 1, 2006.
     “Issue Date” means the date of initial issuance of Debentures pursuant to this Indenture.
     “Maturity Date” means October 1, 2025.
     “Non-Stock Change of Control” means a transaction described under clause (a) or clause (d) in the definition of Fundamental Change pursuant to which 10% or more of the consideration for Common Stock (other than cash payments for fractional shares, if applicable, and cash payments made in respect of dissenters’ appraisal rights) in such transaction consists of cash or securities (or other property) that are not shares of common stock, depositary receipts or other certificates representing common equity interests traded or scheduled to be traded immediately following such transaction on a U.S. national securities exchange or The Nasdaq National Market.
     “Obligations” means all obligations for principal, premium, if any, interest, accreted value, penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages, additional amounts, guarantees and other liabilities or amounts payable under the documentation governing any Indebtedness or in respect thereto.
     “Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice-President of such Person.
     “Officers’ Certificate”, when used with respect to the Company, means a certificate signed by any two Officers or by one such Officer and any Assistant Treasurer or Assistant Secretary of the Company.

          “Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company, or other counsel reasonably acceptable to the Trustee.
          “outstanding”, when used with reference to Debentures and subject to the provisions of Section 10.04, means, as of any particular time, all Debentures authenticated and delivered by the Trustee under this Indenture, except:
          (a) Debentures theretofore canceled by the Trustee or delivered to the Trustee for cancellation;
          (b) Debentures, or portions thereof, (i) for the redemption or repurchase of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or (ii) which shall have been otherwise discharged in accordance with Article 13;
          (c) Debentures in lieu of which, or in substitution for which, other Debentures shall have been authenticated and delivered pursuant to the terms of Section 2.06; and
          (d) Debentures converted into Common Stock pursuant to Article 15 and Debentures paid or redeemed or repurchased pursuant to Article 3 and not subsequently reissued by the Company.
          “Paying Agent” has the meaning specified in Section 2.08.
          “Person” means a corporation, an association, a partnership, a limited liability company, an individual, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.
          “PORTAL Market” means The PORTAL Market operated by the Nasdaq Stock Market or any successor thereto.
          “Predecessor Debentures” of any particular Debentures means every previous Debentures evidencing all or a portion of the same debt as that evidenced by such particular Debentures, and, for the purposes of this definition, any Debentures authenticated and delivered under Section 2.06 in lieu of a lost, destroyed or stolen Debentures shall be deemed to evidence the same debt as the lost, destroyed or stolen Debentures that it replaces.
          “premium” means any premium payable under the terms of the Debentures.
          “Public Acquirer Change of Control” means a Non-Stock Change of Control in which the acquirer has a class of common stock traded on a U.S. national securities exchange or quoted on the Nasdaq National Market or that shall be so traded or quoted when issued or exchanged in connection with such Non-Stock Change of Control (the “Public Acquirer Common Stock”). If an acquirer does not itself have a class of common stock satisfying the foregoing requirement, it shall be deemed to have Public Acquirer Common Stock if a corporation that directly or indirectly owns at least a majority of the acquirer has a class of common stock satisfying the foregoing requirement, provided that such majority-owning corporation fully and unconditionally guarantees the Debentures, in which case all references to Public Acquirer Common Stock shall refer to such class of common stock. Majority owned for these purposes means having “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of all shares of the respective entity’s capital stock that are entitled to vote generally in the election of directors.
          “Public Acquirer Common Stock” has the meaning specified in the definition of Public Acquirer Change of Control.
          “Purchase Agreement” means the Purchase Agreement, dated September 7, 2005, among the Company and the Initial Purchasers relating to the offering and sale of the Debentures.
          “Purchased Shares” has the meaning specified in Section 15.05(f).
          “record date” has the meaning specified in Section 15.05(h)(iii).
          “Record Date” has the meaning specified in Section 2.03.
          “Reference Period” has the meaning specified in Section 15.05(d).
          “Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date hereof, among the Company and the Initial Purchasers, as amended from time to time in accordance with its terms.
          “Repurchase Date” has the meaning specified in Section 3.05(a).
          “Repurchase Notice” has the meaning specified in Section 3.04(c).
          “Responsible Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such person’s knowledge of or familiarity with the particular subject.
          “Restricted Debentures” has the meaning specified in Section 2.05(c).
          “Rule 144A” means Rule 144A as promulgated under the Securities Act as it may be amended from time to time hereafter.
          “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.
          “Settlement Notice Period” has the meaning specified in Section 15.12(a).
          “Significant Subsidiary” means, as of any date of determination, a Subsidiary of the Company that would constitute a “significant subsidiary” as such term is defined under Rule 1-02(w) of Regulation S-X of the Commission as in effect on the date of this Indenture.

          “Spin-off” has the meaning specified in Section 15.05(d).
          “Spin-off Valuation Period” has the meaning specified in Section 15.05(d).
          “Stock Price” has the meaning specified in Section 15.04(b).
          “Subsidiary” means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock or other equity interest entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or managing general partner of which is such Person or a subsidiary of such Person or (b) the only general partners of which are such Person or of one or more subsidiaries of such Person (or any combination thereof).
          “Trading Day” has the meaning specified in Section 15.05(h)(iv).
          “Trading Price” means, with respect to a Debentures on any date of determination, the average of the secondary market bid quotations per $1,000 principal amount of Debentures obtained by the Trustee for $5,000,000 principal amount of the Debentures at approximately 3:30 p.m., New York City time, on such determination date from two independent nationally recognized securities dealers selected by the Company, which may include one or more of the Initial Purchasers, provided that if at least two such bids cannot reasonably be obtained by the Trustee, but one such bid can reasonably be obtained by the Trustee, this one bid will be used. If the Trustee cannot reasonably obtain at least one bid for $5,000,000 principal amount of the Debentures from a nationally recognized securities dealer or, in the Company’s reasonable judgment, the bid quotations are not indicative of the secondary market value of the Debentures, then, for purposes of the Trading Price condition only, the Trading Price of the Debentures will be deemed to be less than 98% of the applicable Conversion Rate of the Debentures multiplied by the Closing Sale Price on such determination date.
          “Trigger Event” has the meaning specified in Section 15.05(d).
          “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of this Indenture, except as provided in Section 11.03; provided that if the Trust Indenture Act of 1939 is amended after the date hereof, the term “Trust Indenture Act” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939 as so amended.
          “Trustee” means The Bank of Oklahoma, National Association and its successors and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee at the time serving as successor trustee hereunder.
ARTICLE 2
Issue, Description, Execution, Registration And Exchange Of The Debentures

          Section 2.01. Designation Amount and Issue of the Debentures. The Debentures shall be designated as “1.50% Senior Convertible Debentures due 2025”. The Debentures will not exceed the aggregate principal amount of $150,000,000 (or such greater amount necessary to reflect the exercise by the Initial Purchasers of their option to purchase additional Debentures in compliance with the Purchase Agreement, but not in excess of $180,000,000) (except pursuant to Sections 2.05, 2.06, 2.10, 3.03, 3.05, 3.06 and 15.02 hereof). Upon the execution of this Indenture, or from time to time thereafter, Debentures may be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver Debentures upon a written order of the Company, such order signed by an Officer or by any Assistant Treasurer of the Company or any Assistant Secretary of the Company, without any further action by the Company hereunder.
          Section 2.02. Form of the Debentures. The Debentures and the Trustee’s certificate of authentication to be borne by such Debentures shall be substantially in the form set forth in Exhibit A hereto. The terms and provisions contained in the form of Debentures attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.
          Any of the Debentures may have such letters, numbers or other marks of identification and such notations, legends, endorsements or changes as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required by the Custodian, the Depositary or by the National Association of Securities Dealers, Inc. in order for the Debentures to be tradable on The PORTAL Market or as may be required for the Debentures to be tradable on any other market developed for trading of securities pursuant to Rule 144A or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Debentures may be listed, or to conform to usage, or to indicate any special limitations or restrictions to which any particular Debentures are subject.
          So long as the Debentures are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, or otherwise contemplated by Section 2.05(b), all of the Debentures will be represented by one or more Debentures in global form registered in the name of the Depositary or the nominee of the Depositary (a “Global Debentures”). The transfer and exchange of beneficial interests in any such Global Debentures shall be effected through the Depositary in accordance with this Indenture and the applicable procedures of the Depositary. Except as provided in Section 2.05(b), beneficial owners of a Global Debenture shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered holders of such Global Debentures.
          Any Global Debentures shall represent such of the outstanding Debentures as shall be specified therein and shall provide that it shall represent the aggregate amount of outstanding Debentures from time to time endorsed thereon and that the aggregate amount of outstanding Debentures represented thereby may from time to time be increased or reduced to reflect redemptions, repurchases, conversions, transfers or exchanges permitted hereby. Any endorsement of a Global Debenture to reflect the amount of any increase or decrease in the amount of outstanding Debentures represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the holder of such Debentures in accordance with this Indenture. Payment of principal of, interest on and premium, if any, on any Global Debenture shall be made to the Depositary in immediately available funds.
          Section 2.03. Date and Denomination of the Debentures; Payment at Maturity; Payments of Interest. The Debentures shall be issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. Each Debenture shall be dated the date of its authentication and shall bear interest from the date specified on the face of the form of Debenture attached as Exhibit A hereto. Interest on the Debentures shall be computed on the basis of a 360-day year comprised of twelve 30-day months.
          On the Maturity Date, each holder shall be entitled to receive on such date $1,000 principal amount per Debenture and accrued and unpaid interest to, but not including, the Maturity Date. With respect to Global Debentures, principal and interest will be paid to the Depositary in immediately available funds. With respect to any certificated Debentures, principal and interest will be payable at the Company’s office or agency in New York City, which initially will be the office or agency of the Trustee located in New York, New York.
          The Person in whose name any Debentures (or its Predecessor Debentures) is registered on the Debentures Register at 5:00 p.m., New York City time, on any Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date, except that the interest payable upon maturity, redemption or repurchase following a Fundamental Change will be payable to the Person to whom principal is payable upon maturity or pursuant to such redemption or repurchase following a Fundamental Change (unless the redemption date or the Fundamental Change Repurchase Date, as the case may be, is after a Record Date and on or prior to the corresponding Interest Payment Date, in which case the semi-annual payment of interest becoming due on such Interest Payment Date shall be payable to the holder of such Debentures registered as such on the applicable Record Date). Notwithstanding the foregoing, any Debentures or portion thereof surrendered for conversion during the period from 5:00 p.m., New York City time, on the Record Date for any Interest Payment Date to 5:00 p.m., New York City time, on the Business Day preceding the applicable Interest Payment Date shall be accompanied by payment, in immediately available funds or other funds acceptable to the Company, of an amount equal to the interest otherwise payable on such Interest Payment Date on the principal amount being converted; provided that no such payment need be made (1) if a holder converts its Debentures in connection with a redemption and the Company has specified a redemption date that is after a Record Date and on or prior to the next Interest Payment Date, (2) if a holder converts its Debentures in connection with a Fundamental Change and the Company has specified a Fundamental Change Repurchase Date that is after a Record Date and on or prior to the next Interest Payment Date or (3) to the extent of any overdue interest, if any exists at the time of conversion with respect to such Debentures.
          The Company shall pay interest (i) on any Global Debentures by wire transfer of immediately available funds to the account of the Depositary or its nominee, (ii) on any Debentures in certificated form having a principal amount of less than $2,000,000, by check mailed to the address of the Person entitled thereto as it appears in the Debentures Register, provided, however, that at maturity interest will be payable at the office of the Company maintained by the Company for such purposes in the Borough of Manhattan, The City of New York, which shall initially be an office or agency of the Trustee and (iii) on any Debentures in certificated form having a principal amount of $2,000,000 or more, by wire transfer in immediately available funds at the election of the holder of such Debentures duly delivered to the trustee at least five Business Days prior to the relevant Interest Payment Date, provided, however, that at maturity interest will be payable at the office of the Company maintained by the Company for such purposes in the Borough of Manhattan, The City of New York, which shall initially be an office or agency of the Trustee. If a payment date is not a Business Day, payment shall be made on the next succeeding Business Day, and no additional interest shall accrue thereon. The term “Record Date” with respect to any Interest Payment Date shall mean the March 15 or September 15 preceding the applicable April 1 or October 1 Interest Payment Date, respectively.
          Any interest on any Debentures which is payable, but is not punctually paid or duly provided for, on any April 1 or October 1 (herein called “Defaulted Interest”) shall forthwith cease to be payable to the holder of the Debentures registered as such on the relevant Record Date, and such Defaulted Interest shall be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:
          (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Debentures (or their respective Predecessor Debentures) are registered at 5:00 p.m., New York City time, on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Debenture and the date of the proposed payment (which shall be not less than twenty-five calendar days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall be not more than fifteen calendar days and not less than ten calendar days prior to the date of the proposed payment, and not less than ten calendar days after the receipt by the Trustee of the notice of the proposed payment (unless the Trustee shall consent to an earlier date). The Trustee shall promptly notify the Company of such special record date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first-class postage prepaid, to each holder at his address as it appears in the Debentures Register, not less than ten calendar days prior to such special record date (unless the Trustee shall consent to an earlier date). Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Debentures (or their respective Predecessor Debentures) are registered at 5:00 p.m., New York City time, on such special record date and shall no longer be payable pursuant to the following clause (2) of this Section 2.03.

          (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Debentures may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.
          Section 2.04. Execution of the Debentures. The Debentures shall be signed in the name and on behalf of the Company by the manual or facsimile signature of an Officer. Only such Debentures as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Debentures attached as Exhibit A hereto, manually executed by the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 17.11), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an authenticating agent) upon any Debentures executed by the Company shall be conclusive evidence that the Debentures so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture.
          In case any officer of the Company who shall have signed any of the Debentures shall cease to be such officer before the Debentures so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Debentures nevertheless may be authenticated and delivered or disposed of as though the person who signed such Debentures had not ceased to be such officer of the Company, and any Debentures may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Debentures, shall be the proper officers of the Company, although at the date of the execution of this Indenture any such person was not such an officer.
          Section 2.05. Exchange and Registration of Transfer of the Debentures; Restrictions on Transfer. (a) The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office and in any other office or agency of the Company designated pursuant to Section 6.02 being herein sometimes collectively referred to as the “Debentures Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Debentures and of transfers of Debentures. The Debentures Register shall be in written form or in any form capable of being converted into written form within a reasonably prompt period of time. The Trustee is hereby appointed initial “Debentures Registrar” for the purpose of registering Debentures and transfers of Debentures as herein provided. The Company may appoint one or more co-registrars in accordance with Section 6.02.
          Upon surrender for registration of transfer of any Debentures to the Debentures Registrar or any co-registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Debentures of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.
          Debentures may be exchanged for other Debentures of any authorized denominations and of a like aggregate principal amount, upon surrender of the Debentures to be exchanged at any such office or agency maintained by the Company pursuant to Section 6.02. Whenever any Debentures are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Debentures that the holder making the exchange is entitled to receive bearing registration numbers not contemporaneously outstanding.
          All Debentures issued upon any registration of transfer or exchange of Debentures shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Debentures surrendered upon such registration of transfer or exchange.
          All Debentures presented or surrendered for registration of transfer or for exchange, redemption, repurchase or conversion shall (if so required by the Company or the Debentures Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company, and the Debentures shall be duly executed by the holder thereof or his attorney duly authorized in writing.
          No service charge shall be made to any holder for any registration of, transfer or exchange of Debentures, but the Company may require payment by the holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Debentures.
          Neither the Company nor the Trustee nor any Debentures Registrar shall be required to exchange, issue or register a transfer of (a) any Debentures for a period of fifteen calendar days next preceding date of mailing of a notice of redemption, (b) any Debentures or portions thereof called for redemption pursuant to Section 3.02, except for the unredeemed portion of any Debentures being redeemed in part, (c) any Debentures or portions thereof surrendered for conversion pursuant to Article 15, (d) any Debentures or portions thereof tendered for repurchase (and not withdrawn) pursuant to Section 3.04 or (e) any Debentures or portions thereof tendered for repurchase (and not withdrawn) pursuant to Section 3.05.
          (b) The following provisions shall apply only to Global Debentures:
          (i) Each Global Debenture authenticated under this Indenture shall be registered in the name of the Depositary or a nominee thereof and delivered to such Depositary or a nominee thereof or Custodian therefor, and each such Global Debentures shall constitute a single Debentures for all purposes of this Indenture.
          (ii) Notwithstanding any other provision in this Indenture, no Global Debenture may be exchanged in whole or in part for Debentures registered, and no transfer of a Global Debenture in whole or in part may be registered, in the name of any Person other than the Depositary or a nominee thereof unless (A) the Depositary (x) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Debenture or (y) has ceased to be a clearing agency registered under the Exchange Act, and a successor depositary has not been appointed by the Company within ninety calendar days, (B) an Event of Default has occurred and is continuing or (C) the Company, in its sole discretion, notifies the Trustee in writing that it no longer wishes to have all the Debentures represented by Global Debentures. Any Global Debentures exchanged pursuant to this Section 2.05(b)(ii) shall be so exchanged in whole and not in part.

               (iii) In addition, certificated Debentures will be issued in exchange for beneficial interests in a Global Debenture upon request by or on behalf of the Depositary in accordance with customary procedures following the request of a beneficial owner seeking to enforce its rights under the Debentures or this Indenture.
               (iv) Debentures issued in exchange for a Global Debenture or any portion thereof pursuant to clause (ii) or (iii) above shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Debentures or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear any legends required hereunder. Any Global Debentures to be exchanged shall be surrendered by the Depositary to the Trustee, as Debentures Registrar provided that pending completion of the exchange of a Global Debenture, the Trustee acting as Custodian for the Depositary or its nominee with respect to such Global Debentures, shall reduce the principal amount thereof, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and make available for delivery the Debentures issuable on such exchange to or upon the written order of the Depositary or an authorized representative thereof.
               (v) In the event of the occurrence of any of the events specified in clause (ii) above, the Company will promptly make available to the Trustee a sufficient supply of certificated Debentures in definitive, fully registered form, without interest coupons.
               (vi) Neither any members of, or participants in, the Depositary (“Agent Members”) nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Debentures registered in the name of the Depositary or any nominee thereof, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Debentures for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Debentures.
               (vii) At such time as all interests in a Global Debenture have been redeemed, repurchased, converted, canceled or exchanged for Debentures in certificated form, such Global Debentures shall, upon receipt thereof, be canceled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Global Debenture is redeemed, repurchased, converted, canceled or exchanged for Debentures in certificated form, the principal amount of such Global Debenture shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced, and an endorsement shall be made on such Global Debenture, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction.

          (c) Every Debenture (and all securities issued in exchange therefor or in substitution thereof) that bears or is required under this Section 2.05(c) to bear the legend set forth in this Section 2.05(c) (together with any Common Stock issued upon conversion of the Debentures and required to bear the legend set forth in Exhibit B, collectively, the “Restricted Debentures”) shall be subject to the restrictions on transfer set forth in this Section 2.05(c) (including those set forth in the legend below and the legend set forth in Exhibit B) unless such restrictions on transfer shall be waived by written consent of the Company following receipt of legal advice supporting the permissibility of the waiver of such transfer restrictions, and the holder of each such Restricted Security, by such holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.05(c), the term “transfer” means any sale, pledge, loan, transfer or other disposition whatsoever of any Restricted Security or any interest therein.
          Until the expiration of the holding period applicable to sales of Restricted Debentures under Rule 144(k) under the Securities Act (or any successor provision), any certificate evidencing a Restricted Security shall bear a legend in substantially the following form (or as set forth in Exhibit B, in the case of Common Stock issued upon conversion of the Debentures), unless such Restricted Security has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or sold pursuant to Rule 144 under the Securities Act or any similar provision then in force, or unless otherwise agreed by the Company in writing as set forth above, with written notice thereof to the Trustee:
THE DEBENTURES EVIDENCED HEREBY (INCLUDING THE SHARES OF CLASS A COMMON STOCK ISSUABLE UPON CONVERSION HEREOF) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT’’), OR OTHER SECURITIES LAWS. NEITHER THIS DEBENTURE (OR ANY SHARES OF CLASS A COMMON STOCK ISSUABLE UPON CONVERSION HEREOF) NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER’’ (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING ITS NOTE IN AN “OFFSHORE TRANSACTION’’ PURSUANT TO RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(k) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS DEBENTURE) AND THE LAST DAY ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS DEBENTURE (OR ANY PREDECESSOR OF THIS DEBENTURE) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW (THE “RESALE RESTRICTION TERMINATION DATE’’), OFFER, SELL OR OTHERWISE TRANSFER THIS DEBENTURE (OR ANY SHARES OF CLASS A COMMON STOCK ISSUABLE

UPON CONVERSION HEREOF) EXCEPT (A) TO THE COMPANY OR A SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE DEBENTURES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER’’ AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A INSIDE THE UNITED STATES, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS DEBENTURE (OR ANY SHARES OF CLASS A COMMON STOCK ISSUABLE UPON CONVERSION HEREOF) IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE COMPANY, THE TRUSTEE, AND THE REGISTRAR SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATION OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS DEBENTURE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,’’ “UNITED STATES’’ AND “U.S. PERSON’’ HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.
          Any Debentures that are Restricted Debentures and as to which such restrictions on transfer shall have expired in accordance with their terms or as to conditions for removal of the foregoing legend set forth therein have been satisfied may, upon surrender of such Debentures for exchange to the Debentures Registrar in accordance with the provisions of this Section 2.05, be exchanged for a new Debenture or Debentures, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.05(c). If such Restricted Debenture surrendered for exchange is represented by a Global Debenture bearing the legend set forth in this Section 2.05(c), the principal amount of the legended Global Debenture shall be reduced by the appropriate principal amount and the principal amount of a Global Debenture without the legend set forth in this Section 2.05(c) shall be increased by an equal principal amount. If a Global Debenture without the legend set forth in this Section 2.05(c) is not then outstanding, the Company shall execute and the Trustee shall authenticate and deliver an unlegended Global Debenture to the Depositary.
          (d) Any Restricted Debentures, prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), purchased or owned by the Company or any Affiliate thereof may not be resold by the Company or such Affiliate unless a Shelf Registration Statement is currently effective (as defined and further described in the Registration Rights Agreement) and such Restricted Security has been registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction which results in such Debentures or Common Stock, as the case may be, no longer being “restricted securities” (as defined under Rule 144).
          (e) The Trustee shall have no responsibility or obligation to any Agent Members or any other Person with respect to the accuracy of the books or records, or the acts or omissions, of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Debentures or with respect to the delivery to any Agent Member or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Debentures. All notices and communications to be given to the holders of Debentures and all payments to be made to holders of Debentures under the Debentures shall be given or made only to or upon the order of the registered holders of Debentures (which shall be the Depositary or its nominee in the case of a Global Debenture). The rights of beneficial owners in any Global Debenture shall be exercised only through the Depositary subject to the customary procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its Agent Members.
          The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Debentures (including any transfers between or among Agent Members) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
          Section 2.06. Mutilated, Destroyed, Lost or Stolen Debentures. In case any Debentures shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its written request the Trustee or an authenticating agent appointed by the Trustee shall authenticate and make available for delivery, new Debentures, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Debentures, or in lieu of and in substitution for the Debentures so destroyed, lost or stolen. In every case, the applicant for a substituted Debentures shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Debentures and of the ownership thereof.
          Following receipt by the Trustee or such authenticating agent, as the case may be, of satisfactory security or indemnity and evidence, as described in the preceding paragraph, the Trustee or such authenticating agent may authenticate any such substituted Debentures and make available for delivery such Debentures. Upon the issuance of any substituted Debentures, the Company may require the payment by the holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Debentures which has matured or is about to mature or has been called for redemption or has been properly tendered for repurchase on a Fundamental Change Repurchase Date (and not withdrawn) or has been tendered for repurchase on a Repurchase Date (and not withdrawn), as the case may be, or is to be converted into Common Stock, shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Debenture, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Debentures), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or in connection with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, the Trustee and, if applicable, any Paying Agent or conversion agent evidence to their satisfaction of the destruction, loss or theft of such Debentures and of the ownership thereof.
          Every substitute Debenture issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Debenture is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Debenture shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Debentures duly issued hereunder. To the extent permitted by law, all Debentures shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment or conversion or redemption or repurchase of mutilated, destroyed, lost or stolen Debentures and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment or conversion or redemption or repurchase of negotiable instruments or other securities without their surrender.
          Section 2.07. Temporary Debentures. Pending the preparation of Debentures in certificated form, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon the written request of the Company, authenticate and deliver temporary Debentures (printed or lithographed). Temporary Debentures shall be issuable in any authorized denomination, and substantially in the form of the Debentures in certificated form, but with such omissions, insertions and variations as may be appropriate for temporary Debentures, all as may be determined by the Company. Every such temporary Debenture shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Debentures in certificated form. Without unreasonable delay, the Company will execute and deliver to the Trustee or such authenticating agent Debentures in certificated form and thereupon any or all temporary Debentures may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 6.02 and the Trustee or such authenticating agent shall authenticate and make available for delivery in exchange for such temporary Debentures an equal aggregate principal amount of Debentures in certificated form. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Debentures shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Debentures in certificated form authenticated and delivered hereunder.

          Section 2.08. Cancellation of Debentures. All Debentures surrendered for the purpose of payment, redemption, repurchase, conversion, exchange or registration of transfer shall, if surrendered to the Company or any paying agent to whom Debentures may be presented for payment (the “Paying Agent”) or any conversion agent, which shall initially be the Trustee, or any Debentures Registrar, be surrendered to the Trustee and promptly canceled by it and no Debentures shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of such canceled Debentures in accordance with its customary procedures. If the Company shall acquire any of the Debentures, such acquisition shall not operate as a redemption, repurchase or satisfaction of the indebtedness represented by such Debentures unless and until the same are delivered to the Trustee for cancellation. Notwithstanding anything else to the contrary contained herein, any Debentures repurchased by the Company may not be reissued or resold.
          Section 2.09. CUSIP Numbers. The Company in issuing the Debentures may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Debentures or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Debentures, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the “CUSIP” numbers.
          Section 2.10. Additional Debentures. The Company may, from time to time, subject to compliance with any other applicable provisions of this Indenture, without the consent of the Holders, create and issue pursuant to this Indenture additional Debentures (“Additional Debentures”) having terms and conditions set forth in Exhibit A identical to those of the other outstanding Securities, except that Additional Securities:
(i) may have a different issue price than other outstanding Debentures;
(ii) may have a different issue date from other outstanding Debentures;
(iii) may have a different amount of interest payable on the first Interest Payment Date after issuance than is payable on other outstanding Debentures;
(iv) may have terms specified in the Additional Debentures Board Resolutions or Additional Debentures Supplemental Indenture for such Additional Debentures making appropriate adjustments to this Article 2 and Exhibit A (and related definitions) applicable to such Additional Debentures in order to conform to and ensure compliance with the Securities Act (or other applicable securities laws) and any registration rights or similar agreement applicable to such Additional Debentures, which are not adverse in any material respect to the holder of any outstanding Debentures (other than such Additional Debentures); and
(v) may be entitled to additional interest or other liquidated damages specified in a registration rights agreement not applicable to other outstanding Debentures and may not be entitled to such additional interest or other liquidated damages applicable to other outstanding Debentures;
          provided, that no adjustment pursuant to this Section 2.10 shall cause such Additional Debentures to constitute, as determined pursuant to an Opinion of Counsel, a different class of securities than the Debentures issued on the Issue Date for U.S. federal income tax purposes and provided further, that the Additional Debentures have the same CUSIP number as other outstanding Debentures pending performance by the Company of its obligations under a registration rights agreement applicable thereto. No Additional Debentures may be issued if any Event of Default has occurred and is continuing.
ARTICLE 3
Redemption And Repurchase Of The Debentures
          Section 3.01. Optional Redemption of the Debentures. At any time on or after October 1, 2010, the Company may redeem all or a part of the Debentures at a cash redemption price equal to 100% of the principal amount of the Debentures being redeemed, plus accrued and unpaid interest (including Additional Interest, if any) to, but excluding, the redemption date. However, if the redemption date is after a Record Date and on or prior to the corresponding Interest Payment Date, the interest (including Additional Interest, if any) will be paid on the redemption date to the holder of record on the Record Date. The Company may not redeem any Debentures if a default in the payment of interest in the Debentures has occurred and is continuing.
          Section 3.02. Notice of Optional Redemption; Selection of the Debentures. In case the Company shall desire to exercise the right to redeem all or, as the case may be, any part of the Debentures pursuant to Section 3.01, it shall fix a date for redemption and it or, at its written request received by the Trustee not fewer than five Business Days prior (or such shorter period of time as may be acceptable to the Trustee) to the date the notice of redemption is to be mailed, the Trustee in the name of and at the expense of the Company, shall mail or cause to be mailed a notice of such redemption not fewer than thirty calendar days nor more than sixty calendar days prior to the redemption date to each holder of Debentures so to be redeemed in whole or in part at its last address as the same appears on the Debentures Register; provided that if the Company makes such request of the Trustee, it shall, together with such request, also give written notice of the redemption date to the Trustee, provided that the text of the notice shall be prepared by the Company. Such mailing shall be by first class mail. The notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the holder of any Debentures designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Debentures. Concurrently with the mailing of any such notice of redemption, the Company shall issue a press release announcing such redemption, the form and content of which press release shall be determined by the Company in its sole discretion. The failure to issue any such press release or any defect therein shall not affect the validity of the redemption notice or any of the proceedings for the redemption of any Debentures called for redemption.

          Each such notice of redemption shall specify: (i) the aggregate principal amount of Debentures to be redeemed, (ii) the CUSIP number or numbers of the Debentures being redeemed, (iii) the date fixed for redemption (which shall be a Business Day), (vi) the redemption price at which Debentures are to be redeemed, (v) the place or places of payment and that payment will be made upon presentation and surrender of such Debentures, (vi) that interest accrued and unpaid to, but excluding, the date fixed for redemption will be paid as specified in said notice, and that on and after said date interest thereon or on the portion thereof to be redeemed will cease to accrue, (vii) that the holder has a right to convert the Debentures called for redemption, (viii) the Conversion Rate on the date of such notice, (ix) the time and date on which the right to convert such Debentures or portions thereof will expire, (x) whether the Company has elected to deliver or pay upon such conversion shares of Common Stock, cash or a combination of cash and shares of Common Stock and, if so, the portion of the Conversion Obligation to be so paid in cash and the date on which the Conversion Period will begin, (xi) the formula for determining the number of shares and/or the amount of cash to be delivered to the holder upon conversion pursuant to Section 15.12 and (xii) that the Company will pay cash for fractional interests in shares of Common Stock, if any, as provided in this Indenture. If fewer than all the Debentures are to be redeemed, the notice of redemption shall identify the Debentures to be redeemed (including CUSIP numbers, if any). In case any Debentures is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that, on and after the redemption date, upon surrender of such Debentures, a new Debenture or Debentures in principal amount equal to the unredeemed portion thereof will be issued.
          Whenever any Debentures are to be redeemed, the Company will give the Trustee written notice of the redemption date, together with an Officers’ Certificate as to the aggregate principal amount of Debentures to be redeemed not fewer than thirty calendar days (or such shorter period of time as may be acceptable to the Trustee) prior to the redemption date.
          On or prior to the redemption date specified in the notice of redemption given as provided in this Section 3.02, the Company will deposit with the Paying Agent (or, if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 6.04) an amount of money in immediately available funds sufficient to redeem on the redemption date all the Debentures (or portions thereof) so called for redemption (other than those theretofore surrendered for conversion into Common Stock) at the appropriate redemption price, together with accrued and unpaid interest to, but excluding, the redemption date; provided that if such payment is made on the redemption date, it must be received by the Paying Agent, by 11:00 a.m., New York City time, on such date. If any Debentures called for redemption are converted pursuant hereto prior to such redemption date, any money deposited with the Paying Agent or so segregated and held in trust for the redemption of such Debentures shall be paid to the Company or, if then held by the Company, shall be discharged from such trust.
          If less than all of the outstanding Debentures are to be redeemed, the Trustee shall select the Debentures or portions thereof of the Global Debentures or the Debentures in certificated form to be redeemed (in principal amounts of $1,000 or multiples thereof) by lot, on a pro rata basis or by another method the Trustee deems fair and appropriate. If any Debentures selected for redemption are submitted for conversion in part after such selection, the portion of such Debentures submitted for conversion shall be deemed to be the portion to be selected for redemption. The Debentures (or portions thereof) so selected for redemption shall be deemed duly selected for redemption for all purposes hereof, notwithstanding that any such Debentures are submitted for conversion in part before the mailing of the notice of redemption.
          Upon any redemption of less than all of the outstanding Debentures, the Company and the Trustee may (but need not), solely for purposes of determining the pro rata allocation among such Debentures that are unconverted and outstanding at the time of redemption, treat as outstanding any Debentures surrendered for conversion during the period of fifteen calendar days preceding the mailing of a notice of redemption and may (but need not) treat as outstanding any Debentures authenticated and delivered during such period in exchange for the unconverted portion of any Debentures converted in part during such period.
          Section 3.03. Payment of the Debentures Called for Redemption by the Company. If notice of redemption has been given as provided in Section 3.02, the Debentures or portion of Debentures with respect to which such notice has been given shall, unless converted into Common Stock pursuant to the terms hereof, become due and payable on the date fixed for redemption and at the place or places stated in such notice at the redemption price, plus interest accrued and unpaid to, but excluding, the redemption date (unless the redemption date is after a Record Date and on or prior to the corresponding Interest Payment Date, in which event the interest will be paid on the Interest Payment Date to the holder of record on the Record Date), and, unless the Company shall default in the payment of such Debentures at the redemption price, plus interest, if any, accrued and unpaid to, but excluding, such date, interest on the Debentures or portion of Debentures so called for redemption, interest shall cease to accrue on and after such date and, after 5:00 p.m., New York City time, on the Trading Day immediately preceding the redemption date (unless the Company shall default in the payment of such Debentures at the redemption price, together with interest accrued to such date) and such Debentures shall cease to be convertible and, except as provided in Section 9.05 and Section 13.02, to be entitled to any benefit or security under this Indenture, and the holders thereof shall have no right in respect of such Debentures except the right to receive the redemption price thereof plus accrued and unpaid interest to, but excluding, the redemption date. On presentation and surrender of such Debentures at a place of payment in said notice specified, the said Debentures or the specified portions thereof shall be paid and redeemed by the Company at the redemption price, together with interest accrued and unpaid thereon to, but excluding, the redemption date; provided that if the applicable redemption date is after the applicable Record Date and on or before an Interest Payment Date, the interest payable on such Interest Payment Date shall be paid on such Interest Payment Date to the holders of record of such Debentures on the applicable Record Date instead of the holders surrendering such Debentures for redemption on such date.
          Upon presentation of any Debentures redeemed in part only, the Company shall execute and the Trustee shall authenticate and make available for delivery to the holder thereof, at the expense of the Company, a new Debenture or Debentures, of authorized denominations, in principal amount equal to the unredeemed portion of the Debentures so presented.
          Notwithstanding the foregoing, the Trustee shall not redeem any Debentures or mail any notice of redemption during the continuance of a default in payment of interest on the Debentures. If any Debentures called for redemption shall not be so paid upon surrender thereof for redemption on the redemption date as provided in this Section 3.03, to the extent legally permissible, the redemption price shall, until paid or duly provided for, bear interest from and including the redemption date at a rate equal to 1% per annum above the rate borne by the Debentures and such Debentures shall remain convertible into Common Stock until the redemption price and interest shall have been paid or duly provided for.
          Section 3.04. Repurchase at Option of Holders Upon a Fundamental Change. (a) If there shall occur a Fundamental Change at any time prior to maturity of the Debentures, then each holder of Debentures shall have the right, at such holder’s option, to require the Company to repurchase all of such holder’s Debentures, or any portion thereof that is a multiple of $1,000 principal amount, on a date (the “Fundamental Change Repurchase Date”) specified by the Company, that is not less than 20 calendar days nor more than 35 calendar days after the date of the Company Repurchase Notice related to such Fundamental Change at a cash repurchase price equal to 100% of the principal amount of the Debentures being repurchased, plus accrued and unpaid interest to, but excluding, the Fundamental Change Repurchase Date, subject to the satisfaction by the holder of the requirements set forth in Section 3.04(c); provided that if such Fundamental Change Repurchase Date falls after a Record Date and on or prior to the corresponding Interest Payment Date, then the interest payable on such Interest Payment Date shall be paid on such Interest Payment Date to the holders of record of the Debentures on the applicable Record Date instead of the holders surrendering the Debentures for repurchase on such date.
          (b) On or before the tenth calendar day after the occurrence of a Fundamental Change, the Company shall mail or cause to be mailed to all holders of record of the Debentures on the date of the Fundamental Change (and to beneficial owners as required by applicable law) at their addresses shown in the Debentures Register (and to beneficial owners of the Debentures as required by applicable law) a Company Repurchase Notice as set forth in Section 3.06 with respect to such Fundamental Change. The Company shall also deliver a copy of the Company Repurchase Notice to the Trustee and the Paying Agent at such time as it is mailed to holders of Debentures. Concurrently with the mailing of such Company Repurchase Notice, the Company shall issue a press release announcing such Fundamental Change referred to in the Company Repurchase Notice, the form and content of which press release shall be determined by the Company in its sole discretion.
          No failure of the Company to give the foregoing notices and press release and no defect therein shall limit the repurchase rights of holders of Debentures or affect the validity of the proceedings for the repurchase of the Debentures pursuant to this Section 3.04.
          (c) For a Debentures to be repurchased at the option of the holder, the holder must deliver to the Paying Agent, prior to 5:00 p.m., New York City time, on the Fundamental Change Repurchase Date, (i) a written notice of repurchase (the “Repurchase Notice”) in the form set forth on the reverse of the Debentures duly completed (if the Debentures are certificated) or stating the following (if the Debentures are represented by a Global Debenture): (A) the certificate number of the Debentures which the holder will deliver to be repurchased or compliance with the appropriate Depositary procedures, (B) the portion of the principal amount of the Debentures which the holder will deliver to be repurchased, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000 and (C) that such Debentures shall be repurchased by the Company pursuant to the terms and conditions specified in the Debentures and in this Indenture, together with (ii) such Debentures duly endorsed for transfer (if the Debentures are certificated) or book-entry transfer of such Debentures (if such Debentures are represented by a Global Debenture). The delivery of such Debentures to the Paying Agent with, or at any time after delivery of, the Repurchase Notice (together with all necessary endorsements) at the office of the Paying Agent shall be a condition to the receipt by the holder of the repurchase price therefore; provided, however, that such repurchase price shall be so paid pursuant to this Section 3.04 only if the Debentures so delivered to the Paying Agent shall conform in all respects to the description thereof in the Repurchase Notice. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Debentures for repurchase shall be determined by the Company, whose determination shall be final and binding absent manifest error.
          (d) The Company shall repurchase from the holder thereof, pursuant to this Section 3.04, a portion of a Debentures, if the principal amount of such portion is $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to the repurchase of all of a Debentures also apply to the repurchase of such portion of such Debentures.
          (e) The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or Withdrawal Notice.
          Any repurchase by the Company contemplated pursuant to the provisions of this Section 3.04 shall be consummated by the delivery of the consideration to be received by the holder promptly following the later of the Fundamental Change Repurchase Date and the time of the book-entry transfer or delivery of the Debentures.
          Section 3.05. Repurchase of Debentures by the Company at Option of the Holder. (a) Each holder of Debentures shall have the right, at such holder’s option, to require the Company to repurchase all of such holder’s Debentures, or any portion thereof that is a multiple of $1,000 principal amount, on October 1, 2010, October 1, 2015 and October 1, 2020 (each, a “Repurchase Date”), at a repurchase price of 100% of the principal amount of the Debentures being repurchased, plus accrued and unpaid interest to, but excluding, the Repurchase Date, provided that if such Repurchase Date falls after a Record Date and on or prior to the corresponding Interest Payment Date, then the interest payable on such Interest Payment Date shall be paid on such Interest Payment Date to the holders of record of the Debentures on the applicable Record Date instead of the holders surrendering the Debentures for repurchase on such date.
          (b) On or before the twentieth Business Day prior to each Repurchase Date, the Company shall mail or cause to be mailed to all holders of record on such date (and to beneficial owners as required by applicable law) at their addresses shown in the Debentures Register (and to beneficial owners as required by applicable law) a Company Repurchase Notice as set forth in Section 3.06. The Company shall also deliver a copy of the Company Repurchase Notice to the Trustee and the Paying Agent at such time as it is mailed to holders of Debentures.

          No failure of the Company to give the foregoing notices and no defect therein shall limit the repurchase rights of holders of Debentures or affect the validity of the proceedings for the repurchase of the Debentures pursuant to this Section 3.05.
          (c) For a Debentures to be so repurchased at the option of the holder, the holder must deliver to the Paying Agent, at any time during the period beginning at 9:00 a.m., New York City Time, on the date that is 20 Business Days prior to the applicable Repurchase Date and ending at 5:00 p.m., New York City time, on the applicable Repurchase Date, (i) a Repurchase Notice in the form set forth on the reverse of the Debentures duly completed (if the Debentures is certificated) or stating the following (if the Debentures is represented by a Global Debenture): (A) the certificate number of the Debentures which the holder will deliver to be repurchased or compliance with the appropriate Depositary procedures, (B) the portion of the principal amount of the Debentures which the holder will deliver to be repurchased, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000, and (C) that such Debentures shall be repurchased by the Company pursuant to the terms and conditions specified in the Debentures and in this Indenture, together with (ii) such Debentures duly endorsed for transfer (if the Debentures is certificated) or book-entry transfer of such Debentures (if such Debentures is represented by a Global Debenture). The delivery of such Debentures to the Paying Agent with, or at any time after delivery of, the Repurchase Notice (together with all necessary endorsements) at the office of the Paying Agent shall be a condition to the receipt by the holder of the repurchase price therefore; provided, however, that such repurchase price shall be so paid pursuant to this Section 3.05 only if the Debentures so delivered to the Paying Agent shall conform in all respects to the description thereof in the Repurchase Notice. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Debentures for repurchase shall be determined by the Company, whose determination shall be final and binding absent manifest error.
          (d) The Company shall repurchase from the holder thereof, pursuant to this Section 3.05, a portion of a Debentures, if the principal amount of such portion is $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to the repurchase of all of a Debentures also apply to the repurchase of such portion of such Debentures.
          (e) The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.
          Any repurchase by the Company contemplated pursuant to the provisions of this Section 3.05 shall be consummated by the delivery of the consideration to be received by the holder promptly following the later of the Repurchase Date and the time of the book-entry transfer or delivery of the Debentures.
          Section 3.06. Company Repurchase Notice. In connection with any repurchase of Debentures, the Company shall, (i) in the case of a Fundamental Change, on or before the tenth calendar day after the effective date of the Fundamental Change, give notice to all record holders of the Debentures on the date of such Fundamental Change or, (ii) no less than 20 Business Days prior to each Repurchase Date, give notice to holders of record on such date (in either case with a copy to the Trustee and the Paying Agent) setting forth information specified in this Section 3.06 (in either case, the “Company Repurchase Notice”).

     Each Company Repurchase Notice shall:
     (1) state the repurchase price and the Fundamental Change Repurchase Date or the Repurchase Date to which the Company Repurchase Notice relates;
     (2)state, if applicable, the event causing the Fundamental Change; (3)state that the repurchase price will be paid in cash;
     (4)state that holders must exercise their right to elect repurchase prior to 5:00 p.m., New York City time, on the Fundamental Change Repurchase Date or Repurchase Date, as the case may be;
     (5)include a form of Repurchase Notice;
     (6)state the name and address of the Paying Agent;
     (7)state that Debentures must be surrendered to the Paying Agent to collect the repurchase price;
     (8)state that a holder may withdraw its Repurchase Notice at any time prior to 5:00 p.m., New York City time, on the Fundamental Change Repurchase Date or the Repurchase Date, as the case may be, by delivering a valid written notice of withdrawal in accordance with Section 3.07;
     (9)state whether the Debentures are then convertible, the then applicable Conversion Rate, including, in the case of the occurrence of a Fundamental Change, expected changes in the Conversion Rate resulting from such Fundamental Change transaction and expected changes in the cash, shares or other property deliverable upon conversion of the Debentures as a result of the occurrence of the Fundamental Change;
     (10)that Debentures as to which a Repurchase Notice has been given may be converted only if the Repurchase Notice is withdrawn in accordance with the terms of this Indenture;
     (11)state the amount of interest accrued and unpaid per $1,000 principal amount of Debentures to, but excluding, the Fundamental Change Repurchase Date and Repurchase Date, as the case may be; and
     (12)state the CUSIP number of the Debentures.
     A Company Repurchase Notice may be given by the Company or, at the Company’s request, the Trustee shall give such Company Repurchase Notice in the Company’s name and at the Company’s expense; provided, that the text of the Company Repurchase Notice shall be prepared by the Company.
     The Company will, to the extent applicable, comply with the provisions of Rule 13e-4 and Rule 14e-1 (or any successor provision) under the Exchange Act that may be applicable at the time of the repurchase of the Debentures, file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act and comply with all other federal and state securities laws in connection with the repurchase of the Debentures.
     Section 3.07Effect of Repurchase Notice; Withdrawal. Upon receipt by the Paying Agent of the Repurchase Notice specified in Section 3.04 or Section 3.05, the holder of the

Debentures in respect of which such Repurchase Notice was given shall (unless such Repurchase Notice is validly withdrawn in accordance with the following paragraph) thereafter be entitled to receive solely the repurchase price with respect to such Debentures. Such repurchase price shall be paid to such holder, subject to receipt of funds and/or the Debentures by the Paying Agent, promptly following the later of (x) the Fundamental Change Repurchase Date or the Repurchase Date with respect to such Debentures (provided the holder has satisfied the conditions in Section 3.04 or Section 3.05) and (y) the time of book-entry transfer or delivery of such Debentures to the Paying Agent by the holder thereof in the manner required by Section 3.04 or Section 3.05. The Debentures in respect of which a Repurchase Notice has been given by the holder thereof may not be converted pursuant to Article 15 hereof on or after the date of the delivery of such Repurchase Notice unless such Repurchase Notice has first been validly withdrawn.
     A Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Repurchase Notice at any time prior to 5:00 p.m., New York City time, on the Fundamental Change Repurchase Date or Repurchase Date, as the case may be, specifying:
     (a) the certificate number, if any, of the Debentures in respect of which such notice of withdrawal is being submitted, or the appropriate Depositary information, in accordance with appropriate Depositary procedures, if the Debentures in respect of which such notice of withdrawal is being submitted is represented by a Global Debenture,
     (b) the principal amount of the Debentures with respect to which such notice of withdrawal is being submitted, and
     (c) the principal amount, if any, of such Debentures which remains subject to the original Repurchase Notice and which has been or will be delivered for repurchase by the Company.
     If a Repurchased Notice is properly withdrawn, the Company shall not be obligated to repurchase the Debentures listed in such Repurchase Notice.
     Section 3.08. Deposit of Repurchase Price. (a) Prior to 11:00 a.m., New York City Time, on the Fundamental Change Repurchase Date or the Repurchase Date, the Company shall deposit with the Paying Agent or, if the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 6.04, an amount of cash (in immediately available funds if deposited on the Fundamental Change Repurchase Date or the Repurchase Date, as the case may be), sufficient to pay the aggregate repurchase price of all the Debentures or portions thereof that are to be repurchased as of the Fundamental Change Repurchase Date or the Repurchase Date, as the case may be.
     If on the Business Day immediately following the Fundamental Change Repurchase Date or the Repurchase Date the Paying Agent holds cash sufficient to pay the repurchase price of the Debentures that holders have elected to require the Company to repurchase in accordance with Section 3.04 or 3.05, as the case may be, then, on the Fundamental Change Repurchase Date or the Repurchase Date, as the case may be, such Debentures will cease to be outstanding, interest will cease to accrue and all other rights of the holders of such Debentures will terminate, other than the right to receive the repurchase price upon delivery or book-entry transfer of the Debentures. This will be the case whether or not book-entry transfer of the Debentures has been made or the Debentures have been delivered to the Paying Agent.
     Section 3.09. Debentures Repurchased in Part. Upon presentation of any Debentures repurchased only in part, the Company shall execute and the Trustee shall authenticate and make available for delivery to the holder thereof, at the expense of the Company, a new Debenture or Debentures, of any authorized denomination, in aggregate principal amount equal to the unrepurchased portion of the Debentures presented.
ARTICLE 4
Article Intentionally Omitted
ARTICLE 5
Article Intentionally Omitted
ARTICLE 6
Particular Covenants Of The Company
     Section 6.01. Payment of Principal, Premium and Interest. The Company covenants and agrees that it will duly and punctually pay or cause to be paid when due the principal of (including the redemption price upon redemption or the repurchase price upon repurchase, in each case pursuant to Article 3), and premium, if any, and interest on each of the Debentures at the places, at the respective times and in the manner provided herein and in the Debentures.
     Section 6.02. Maintenance of Office or Agency. The Company will maintain an office or agency in the Borough of Manhattan, The City of New York, where the Debentures may be surrendered for registration of transfer or exchange or for presentation for payment or for conversion, redemption or repurchase and where notices and demands to or upon the Company in respect of the Debentures and this Indenture may be served. As of the date of this Indenture, such office is located at the office of the Trustee located in New York, New York and, at any other time, at such other address as the Trustee may designate from time to time by notice to the Company. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.
     The Company may also from time to time designate co-registrars and one or more offices or agencies where the Debentures may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
     The Company hereby initially designates the Trustee as Paying Agent, Debentures Registrar, Custodian and conversion agent and the Corporate Trust Office shall be considered as one such office or agency of the Company for each of the aforesaid purposes.

     So long as the Trustee is the Debentures Registrar, the Trustee agrees to mail, or cause to be mailed, the notices set forth in Section 9.10(a) and the third paragraph of Section 9.11. If co-registrars have been appointed in accordance with this Section, the Trustee shall mail such notices only to the Company and the holders of Debentures it can identify from its records.
     Section 6.03. Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, upon the terms and conditions and otherwise as provided in Section 9.10, a Trustee, so that there shall at all times be a Trustee hereunder.
     Section 6.04. Provisions as to Paying Agent. (a) If the Company shall appoint a Paying Agent other than the Trustee, or if the Trustee shall appoint such a Paying Agent, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 6.04:
     (1) that it will hold all sums held by it as such agent for the payment of the principal of and premium, if any, or interest on the Debentures (whether such sums have been paid to it by the Company or by any other obligor on the Debentures) in trust for the benefit of the holders of the Debentures;
     (2) that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Debentures) to make any payment of the principal of and premium, if any, or interest on the Debentures when the same shall be due and payable; and
     (3) that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.
     The Company shall, on or before each due date of the principal of, premium, if any, or interest on the Debentures, deposit with the Paying Agent a sum (in funds which are immediately available on the due date for such payment) sufficient to pay such principal, premium, if any, or interest and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action; provided that if such deposit is made on the due date, such deposit shall be received by the Paying Agent by 11:00 a.m. New York City time, on such date.
     (b) If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal of, premium, if any, or interest on the Debentures, set aside, segregate and hold in trust for the benefit of the holders of the Debentures a sum sufficient to pay such principal, premium, if any, and interest so becoming due and will promptly notify the Trustee of any failure to take such action and of any failure by the Company (or any other obligor under the Debentures) to make any payment of the principal of, premium, if any, or interest on the Debentures when the same shall become due and payable.
     (c) Anything in this Section 6.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any Paying Agent hereunder as required by this Section 6.04, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability with respect to such sums.
     (d) Anything in this Section 6.04 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 6.04 is subject to Section 13.02 and Section 13.03.
     The Trustee shall not be responsible for the actions of any other Paying Agents (including the Company if acting as its own Paying Agent) and shall have no control of any funds held by such other Paying Agents.
     Section 6.05. Existence. Subject to Article 12, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and rights (charter and statutory); provided that the Company shall not be required to preserve any such right if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the holders of Debentures.
     Section 6.06. Payment of Taxes and Other Claims. The Company will pay or discharge, or cause to be paid or discharged, before the same may become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon the Company or any Significant Subsidiary or upon the income, profits or property of the Company or any Significant Subsidiary, (ii) all claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon the property of the Company or any Significant Subsidiary and (iii) all stamp taxes and other duties, if any, which may be imposed by the United States or any political subdivision thereof or therein in connection with the issuance, transfer, exchange, conversion, redemption or repurchase of any Debentures or with respect to this Indenture; provided that, in the case of clauses (i) and (ii), the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim (A) if the failure to do so will not, in the aggregate, have a material adverse impact on the Company, or (B) if the amount, applicability or validity is being contested in good faith by appropriate proceedings.
     Section 6.07. Rule 144A Information Requirement. The Company will furnish to the holders or beneficial holders of the Debentures or the Common Stock issued upon conversion and prospective purchasers, upon their request, the information, if any, required under Rule 144A(d)(4) under the Securities Act until such time as such securities are no longer “restricted securities” within the meaning of Rule 144 under the Securities Act, assuming these securities have not been owned by an Affiliate of the Company.
     Section 6.08. Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal, premium, if any, or interest on the Debentures as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the

Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
     Section 6.09. Compliance Certificate. The Company shall deliver to the Trustee, within one hundred twenty calendar days after the end of each fiscal year of the Company, a certificate signed by either the principal executive officer, principal financial officer or principal accounting officer of the Company, stating whether or not to the knowledge of the signer thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and the status thereof of which the signer may have knowledge.
     The Company will deliver to the Trustee, promptly upon becoming aware of (i) any default in the performance or observance of any covenant, agreement or condition contained in this Indenture, or (ii) any Event of Default, an Officers’ Certificate specifying with particularity such default or Event of Default and further stating what action the Company has taken, is taking or proposes to take with respect thereto.
     Any notice required to be given under this Section 6.09 shall be delivered to a Responsible Officer of the Trustee at its Corporate Trust Office.
     Section 6.10. Additional Interest Notice. In the event that the Company is required to pay Additional Interest to holders of Debentures pursuant to the Registration Rights Agreement, the Company will provide written notice (“Additional Interest Notice”) to the Trustee of its obligation to pay Additional Interest no later than fifteen calendar days prior to the proposed payment date for Additional Interest, and the Additional Interest Notice shall set forth the amount of Additional Interest to be paid by the Company on such payment date. The Trustee shall not at any time be under any duty or responsibility to any holder of Debentures to determine the Additional Interest, or with respect to the nature, extent or calculation of the amount of Additional Interest when made, or with respect to the method employed in such calculation of the Additional Interest.
     Section 6.11. Restriction on Reissuance and Resale of Acquired Debentures. The Company may, to the extent permitted by law, repurchase any Debentures in the open market or by tender offer at any price or by private agreement. Any Debentures repurchased by the Company, to the extent permitted by law, may, at the Company’s option, be surrendered to the Trustee for cancellation or may be reissued or resold by the Company; provided, however, that no such Debentures will be reissued or resold by the Company unless the shelf registration statement contemplated by the Registration Rights Agreement remains effective. Any Debentures surrendered by the Company to the Trustee for cancellation may not be reissued or resold and will be promptly cancelled.
ARTICLE 7
Lists of Holders of Debentures And Reports By The Company And The Trustee
     Section 7.01. Lists of Holders of Debentures. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee, semi-annually, not more than fifteen calendar days after each January 1 and July 1 in each year beginning with January 1, 2006, and at such other times as the Trustee may reasonably request in writing, within thirty calendar days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the holders of Debentures as of a date not more than fifteen calendar days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished by the Company to the Trustee so long as the Trustee is acting as the sole Debentures Registrar.
     Section 7.02. Preservation and Disclosure of Lists. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of Debentures contained in the most recent list furnished to it as provided in Section 7.01 or maintained by the Trustee in its capacity as Debentures Registrar or co-registrar in respect of the Debentures, if so acting. The Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.
     (b) The rights of holders of Debentures to communicate with other holders of Debentures with respect to their rights under this Indenture or under the Debentures, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.
     (c) Every holder of Debentures agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of holders of Debentures made pursuant to the Trust Indenture Act.
     Section 7.03. Reports by Trustee. (a) Within sixty calendar days after May 15 of each year commencing with the year 2006, the Trustee shall transmit to holders of Debentures such reports dated as of May 15 of the year in which such reports are made concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. In the event that no events have occurred under the applicable sections of the Trust Indenture Act the Trustee shall be under no duty or obligation to provide such reports.
     (b) A copy of such report shall, at the time of such transmission to holders of Debentures, be filed by the Trustee with each stock exchange and automated quotation system, if any, upon which the Debentures are listed and with the Company. The Company will promptly notify the Trustee in writing if the Debentures are listed on any stock exchange or automated quotation system or delisted therefrom.
     Section 7.04. Reports by Company. The Company shall deliver to the Trustee (and the Commission at any time after the Indenture becomes qualified under the Trust Indenture Act), and the Trustee shall deliver to holders of Debentures, such information, documents and other reports and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to the Trust Indenture Act, whether or not the Debentures are governed by such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be delivered to the Trustee within fifteen calendar days after the same is so required to be filed with the Commission. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officers’ Certificates).
ARTICLE 8
Remedies Of The Trustee And holders of Debentures On An Event Of Default
     Section 8.01. Events of Default. In case one or more of the following Events of Default (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing:
     (a) default in the payment of any installment of interest upon any of the Debentures as and when the same shall be due and payable, and such default continues for a period of thirty calendar days; or
     (b) default in the payment of the principal of any of the Debentures as and when the same shall be due and payable at maturity, by acceleration or otherwise, or default in the payment of the redemption price or the repurchase price or any make whole premium in connection with any redemption or repurchase pursuant to Article 3; or
     (c) the Company fails to deliver the Common Stock (including any additional shares deliverable), or cash in lieu thereof, or a combination of the foregoing, upon the conversion of any Debentures and such failure continues for five Business Days following the scheduled settlement date for such conversion; or
     (d) the Company fails to provide on a timely basis a Company Repurchase Notice after the occurrence of a Fundamental Change as provided in Section 3.06 or the notice of the anticipated effective date of a Fundamental Change pursuant to Section 15.01(e); or
     (e) failure on the part of the Company to observe or perform any other term, covenants or agreements in the Debentures or in this Indenture (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in this Section 8.01 specifically dealt with) and such failure continues for a period of sixty calendar days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee, or to the Company and a Responsible Officer of the Trustee by the holders of at least twenty-five percent (25%) in aggregate principal amount of the Debentures at the time outstanding; or
     (f) with regard to any issue or issues of Indebtedness of the Company or any of its Significant Subsidiaries having an outstanding principal amount of $50.0 million or more in the aggregate for all such issues of all such Persons whether such Indebtedness now exists or hereinafter be created: (i) an event of default that has caused the holder of such Indebtedness to declare such Indebtedness to be due and payable prior to its maturity and such indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 45 days of such acceleration, and/or (ii) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 45 days of such payment default;
     (g) final judgments or orders (not covered by insurance) for the payment of money in excess of $50.0 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall have been rendered against the Company or any of its Significant Subsidiaries and has not been paid or discharged, and there shall be any period of 45 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $50.0 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or
     (h) the Company or any of its Significant Subsidiaries shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official with respect to the Company or any of its Significant Subsidiaries or any substantial part of the property of the Company or any of its Significant Subsidiaries, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or
     (i) an involuntary case or other proceeding shall be commenced against the Company or any of its Significant Subsidiaries seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official with respect to the Company or any of its Significant Subsidiaries or any substantial part of the property of the Company or any of its Significant Subsidiaries, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty consecutive calendar days;
then, and in each and every such case (other than an Event of Default specified in Section 8.01 (h) and (i)), unless the principal of all of the Debentures shall have already become due and payable, either the Trustee or the holders of at least twenty-five percent (25%) in aggregate principal amount of the Debentures then outstanding, by notice in writing to the Company (and to the Trustee if given by holders of Debentures), may declare the principal of and premium, if any, and interest accrued and unpaid on all the Debentures then outstanding to be due and payable, and upon any such declaration the same shall be due and payable immediately. If an Event of Default specified in Section 8.01(h) or Section 8.01(i) occurs, the principal of and premium, if any, and interest accrued and unpaid on all the Debentures shall be immediately and automatically due and payable without necessity of further action. If, at any time after the principal of and premium, if any, and interest (including Additional Interest, if any) on the Debentures shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided,

(a) the Company shall pay or shall deposit with the Trustee a sum sufficient to pay (i) all matured installments of interest upon all the Debentures, (ii) the principal of and premium, if any, on all the Debentures which shall have become due otherwise than by such declaration of acceleration, (iii) interest on overdue installments of accrued and unpaid interest (to the extent that payment of such interest is enforceable under applicable law) and on such principal of and premium, if any, as provided in Section 8.02, to the date of such payment or deposit and (iv) amounts due to the Trustee pursuant to Section 9.06, and (b) any and all Events of Defaults under this Indenture, other than the nonpayment of principal of and premium, if any, and accrued and unpaid interest (including Additional Interest, if any) on the Debentures which shall have become due by such declaration of acceleration, shall have been cured or waived pursuant to Section 8.07, then and in every such case the holders of a majority in aggregate principal amount of the Debentures then outstanding on behalf of the holders of all of the Debentures then outstanding, by written notice to the Company and to the Trustee, may waive all defaults or Events of Default and rescind and annul such declaration and its consequences subject to Section 8.07; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or Event of Default, or shall impair any right consequent thereon. The Company shall notify in writing a Responsible Officer of the Trustee, promptly upon becoming aware thereof, of any Event of Default, as provided in Section 6.09.
     In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such waiver or rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the holders of Debentures, and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the holders of Debentures, and the Trustee shall continue as though no such proceeding had been taken.
     Section 8.02. Payments of the Debentures on Default; Suit Therefor. The Company covenants that in the case of an Event of Default pursuant to Section 8.01(a) or 8.01(b), upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the holders of the Debentures, (i) the whole amount that then shall be due and payable on all such Debentures for principal and premium, if any, or interest, as the case may be, with interest upon the overdue principal and premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of accrued and unpaid interest at the rate borne by the Debentures, plus 1%, from the required payment date and (ii) in addition thereto, any amounts due the Trustee under Section 9.06. Until such demand by the Trustee, the Company may pay the principal of and premium, if any, and interest on the Debentures to the registered holders, whether or not the Debentures are overdue.
     In the event of a declaration of acceleration because an Event of Default set forth in Section 8.01(f) has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the default shall be remedied or cured by the Company of the relevant Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto.
     In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor on the Debentures and collect in the manner provided by law out of the property of the Company or any other obligor on the Debentures wherever situated the monies adjudged or decreed to be payable.
     In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Debentures under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the case of any other judicial proceedings relative to the Company or such other obligor upon the Debentures, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Debentures shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 8.02, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal, premium, if any, accrued and unpaid interest in respect of the Debentures, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the holders of Debentures allowed in such judicial proceedings relative to the Company or any other obligor on the Debentures, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due the Trustee under Section 9.06, and to take any other action with respect to such claims, including participating as a member of any official committee of creditors, as it reasonably deems necessary or advisable, unless prohibited by law or applicable regulations, and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the holders of Debentures to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the holders of Debentures, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including counsel fees and expenses incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property which the holders of the Debentures may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.
     All rights of action and of asserting claims under this Indenture, or under any of the Debentures, may be enforced by the Trustee without the possession of any of the Debentures, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel pursuant to Section 9.06, be for the ratable benefit of the holders of the Debentures.

     In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the holders of the Debentures, and it shall not be necessary to make any holders of the Debentures parties to any such proceedings.
     Section 8.03. Application of Monies Collected by Trustee. Any monies collected by the Trustee pursuant to this Article 8, shall be applied, in the following order, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Debentures, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:
FIRST: To the payment of all amounts due the Trustee under Section 9.06;
     SECOND: In case the principal of the outstanding Debentures shall not have become due and be unpaid, to the payment of accrued and unpaid interest, if any, on the Debentures in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) as provided in Section 8.02 upon the overdue installments of interest, such payments to be made ratably to the Persons entitled thereto;
     THIRD: In case the principal of the outstanding Debentures shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount then owing and unpaid upon the Debentures for principal and premium, if any, and interest, with interest on the overdue principal and premium, if any, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of accrued and unpaid interest, as provided in Section 8.02, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Debentures, then to the payment of such principal and premium, if any, and interest without preference or priority of principal and premium, if any, over interest, or of interest over principal and premium, if any, or of any installment of interest over any other installment of interest, or of any Debentures over any other Debentures, ratably to the aggregate of such principal and premium, if any, and accrued and unpaid interest; and
     FOURTH: To the payment of the remainder, if any, to the Company or any other Person lawfully entitled thereto.
     Section 8.04. Proceedings by Holders of Debentures. No holder of any Debentures shall have any right by virtue of or by reference to any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, except in the case of a default in the payment of principal, premium, if any, or interest on the Debentures, unless (a) such holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, (b) the holders of at least twenty-five percent (25%) in aggregate principal amount of the Debentures then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable security or indemnity as it may require against the costs, liabilities or expenses to be incurred therein or thereby, (c) the Trustee for sixty calendar days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and (d) no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 8.07; it being understood and intended, and being expressly covenanted by the taker and holder of every Debentures with every other taker and holder and the Trustee, that no one or more holders of Debentures shall have any right in any manner whatever by virtue of or by reference to any provision of this Indenture to affect, disturb or prejudice the rights of any other holder of Debentures, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Debentures (except as otherwise provided herein). For the protection and enforcement of this Section 8.04, each and every holder of Debentures and the Trustee shall be entitled to such relief as can be given either at law or in equity.
     Notwithstanding any other provision of this Indenture and any provision of any Debentures, the right of any holder of any Debentures to receive payment of the principal of (including the redemption price or repurchase price upon redemption or repurchase pursuant to Article 3) and premium, if any, and accrued interest on such Debentures, on or after the respective due dates expressed in such Debentures or in the event of redemption or repurchase, or to institute suit for the enforcement of any such payment on or after such respective dates against the Company shall not be impaired or affected without the consent of such holder.
     Anything contained in this Indenture or the Debentures to the contrary notwithstanding, the holder of any Debentures, without the consent of either the Trustee or the holder of any other Debentures, on its own behalf and for its own benefit, may enforce, and may institute and maintain any proceeding suitable to enforce, its rights of conversion as provided herein.
     Section 8.05. Proceedings by Trustee. In case of an Event of Default, the Trustee may, in its discretion, proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.
     Section 8.06. Remedies Cumulative and Continuing. Except as provided in Section 2.06, all powers and remedies given by this Article 8 to the Trustee or to the holders of Debentures shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the holders of the Debentures, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any holder of any of the Debentures to exercise any right or power accruing upon any default or Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or any acquiescence therein, and, subject to the provisions of Section 8.04, every power and remedy given by this Article 8 or by law to the Trustee or to the holders of Debentures may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the holders of Debentures.

     Section 8.07. Direction of Proceedings and Waiver of Defaults by Majority of Holders of Debentures. The holders of a majority in aggregate principal amount of the Debentures at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided that (a) such direction shall not be in conflict with any rule of law or with this Indenture, (b) the Trustee may take any other action which is not inconsistent with such direction, (c) the Trustee may decline to take any action that would benefit some holders of Debentures to the detriment of other holders of Debentures or that the Trustee determines in good faith may be unduly prejudicial to the rights of holders of Debentures not joining or giving such direction and (d) the Trustee may decline to take any action that would involve the Trustee in personal liability. The holders of a majority in aggregate principal amount of the Debentures at the time outstanding may, on behalf of the holders of all of the Debentures, waive any past default or Event of Default hereunder and its consequences except (i) a default in the payment of the principal of, premium, if any, or interest on the Debentures when due, (ii) a failure by the Company to convert any Debentures into Common Stock (or cash or a combination of Common Stock and cash, if the Company so elects) as required by this Indenture, (iii) a default in the payment of the redemption price on the redemption date pursuant to Article 3, (iv) a default in the payment of the repurchase price on the Fundamental Change Repurchase Date or the Repurchase Date pursuant to Article 3 or (v) a default in respect of a covenant or provisions hereof which, under Article 11, cannot be modified or amended without the consent of holders of each outstanding Debentures affected thereby. Upon any such waiver, the Company, the Trustee and the holders of the Debentures shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon. Whenever any default or Event of Default hereunder shall have been waived as permitted by this Section 8.07, said default or Event of Default shall for all purposes of the Debentures and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.
     Section 8.08. Notice of Defaults. The Company will notify the Trustee promptly upon becoming aware of any default under the Indenture as provided in Section 6.09. The Trustee shall, within ninety calendar days after a Responsible Officer of the Trustee has knowledge of the occurrence of a default, mail to all holders of Debentures, as the names and addresses of such holders appear upon the Debentures Register, notice of all defaults known to a Responsible Officer of the Trustee, unless such defaults shall have been cured or waived before the giving of such notice; provided that except in the case of default in the payment of the principal of, or premium, if any, or interest on any of the Debentures, the Trustee shall be protected in withholding such notice if and so long as a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the holders of Debentures.
     The Company is also required to deliver to the Trustee, on or before a date not more than 120 calendar days after the end of each fiscal year, a written statement as to compliance with the Indenture, including whether or not any default has occurred as provided in Section 6.09.
     Section 8.09. Undertaking to Pay Costs. All parties to this Indenture agree, and each holder of any Debentures by his acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 8.09 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any holder of Debentures, or group of holders of Debentures, holding in the aggregate more than ten percent in principal amount of the Debentures at the time outstanding determined in accordance with Section 10.04, or to any suit instituted by any holder of Debentures for the enforcement of the payment of the principal of, or premium, if any, or interest (including Additional Interest, if any) on any Debentures on or after the due date expressed in such Debentures or to any suit for the enforcement of the right to convert any Debentures in accordance with the provisions of Article 15.
ARTICLE 9
The Trustee
     Section 9.01. Duties and Responsibilities of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.
     No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
     (a) prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred:
     (i) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture and the Trust Indenture Act, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture and the Trust Indenture Act against the Trustee; and
     (ii) in the absence of bad faith and willful misconduct on the part of the Trustee, the Trustee may conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

     (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless the Trustee was negligent in ascertaining the pertinent facts;
     (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the written direction of the holders of not less than a majority in principal amount of the Debentures at the time outstanding determined as provided in Section 10.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;
     (d) whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section;
     (e) the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent (other than the Trustee) or any records maintained by any co-registrar (other than the Trustee) with respect to the Debentures;
     (f) if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred unless a Responsible Officer of the Trustee has actual knowledge thereof; and
     (g) the Trustee shall not be deemed to have knowledge of any Event of Default hereunder unless a Responsible Officer of the Trustee has actual knowledge thereof or unless the Trustee shall have been notified in writing of such Event of Default by the Company or a holder of Debentures.
     None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
     Section 9.02. Reliance on Documents, Opinions, etc. Except as otherwise provided in Section 9.01:
     (a) the Trustee may conclusively rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon or other paper or document (whether in its original or facsimile form) believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;
     (b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;
     (c) the Trustee may consult with counsel of its own selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in reliance on and in accordance with such advice or Opinion of Counsel;
     (d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the holders of Debentures pursuant to the provisions of this Indenture, unless such holders of Debentures shall have offered to the Trustee reasonable security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;
     (e) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;
     (f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder;
     (g) the Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;
     (h) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;
     (i) the Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded; and
     (j) any permissive right or authority granted to the Trustee in this Indenture shall not be construed as a mandatory duty.
     Section 9.03. No Responsibility for Recitals, etc. The recitals contained herein and in the Debentures (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the

Debentures. The Trustee shall not be accountable for the use or application by the Company of any Debentures or the proceeds of any Debentures authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.
     Section 9.04. Trustee, Paying Agents, Conversion Agents or Registrar May Own Debentures. The Trustee, any Paying Agent, any conversion agent or Debentures Registrar, in its individual or any other capacity, may become the owner or pledgee of Debentures with the same rights it would have if it were not Trustee, Paying Agent, conversion agent or Debentures Registrar.
     Section 9.05. Monies to be Held in Trust. Subject to the provisions of Section 13.02, all monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. Except as otherwise provided herein, the Trustee shall be under no liability for interest on any money received by it hereunder except as may be agreed in writing from time to time by the Company and the Trustee.
     Section 9.06. Compensation and Expenses of Trustee. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to from time to time in writing between the Company and the Trustee, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee or its agents in accordance with any of the provisions of this Indenture (including the reasonable compensation and the reasonable expenses and disbursements of its counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its gross negligence, willful misconduct, recklessness or bad faith. The Company also covenants to indemnify the Trustee and any predecessor Trustee (or any officer, director or employee of the Trustee), in any capacity under this Indenture and any authenticating agent for, and to hold them harmless against, any and all loss, liability, damage, claim or reasonable expense including taxes (other than taxes based on the income of the Trustee) incurred without gross negligence, willful misconduct, recklessness or bad faith on the part of the Trustee or such officers, directors, employees or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this trust or in any other capacity hereunder, including the reasonable costs and expenses of defending themselves (including the reasonable compensation and the reasonable expenses and disbursements of counsel) against any claim (whether asserted by the Company, any holder or any other Person) of liability in the premises. The obligations of the Company under this Section 9.06 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for reasonable expenses, disbursements and advances shall be secured by a lien prior to that of the Debentures upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the holders of particular Debentures. The obligation of the Company under this Section shall survive the satisfaction and discharge of this Indenture.
     When the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 8.01(h) or (i) with respect to the Company occurs, the expenses and the compensation for the services are intended to constitute reasonable expenses of administration under any bankruptcy, insolvency or similar laws.
     Section 9.07. Officers Certificate as Evidence. Except as otherwise provided in Section 9.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence, bad faith, recklessness or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee.
     Section 9.08. Conflicting Interests of Trustee. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.
     Section 9.09. Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000 (or if such Person is a member of a bank holding company system, its bank holding company shall have a combined capital and surplus of at least $50,000,000). If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section 9.09 the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 9.09, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.
     Section 9.10. Resignation or Removal of Trustee.
     (a) The Trustee may at any time resign by giving written notice of such resignation to the Company and to the holders of Debentures. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment sixty calendar days after the mailing of such notice of resignation to the holders of Debentures, the resigning Trustee may, upon ten Business Days’ notice to the Company and the holders of Debentures, appoint a successor identified in such notice or may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor trustee, or, any holder of Debentures who has been a bona fide holder of a Debenture or Debentures for at least six months may, subject to the provisions of Section 8.09, on behalf of itself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.
     (b) In case at any time any of the following shall occur:

     (i) the Trustee shall fail to comply with Section 9.08 after written request therefor by the Company or by any holder of Debentures who has been a bona fide holder of a Debenture or Debentures for at least six months; or
     (ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 9.09 and shall fail to resign after written request therefor by the Company or by any such holder of Debentures; or
     (iii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;
     then, in any such case, the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 8.09, any holder of Debentures who has been a bona fide holder of a Debenture or Debentures for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee; provided that if no successor Trustee shall have been appointed and have accepted appointment sixty calendar days after either the Company or the holders of Debentures has removed the Trustee, or the Trustee resigns, the Trustee so removed may petition, at the expense of the Company, any court of competent jurisdiction for an appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.
     (c) The holders of a majority in aggregate principal amount of the Debentures at the time outstanding may at any time remove the Trustee and nominate a successor trustee which shall be deemed appointed as successor trustee unless, within ten calendar days after notice to the Company of such nomination, the Company objects thereto, in which case the Trustee so removed or any holder of Debentures, or if such Trustee so removed or any holder of Debentures fails to act, the Company, upon the terms and conditions and otherwise as in Section 9.10(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.
     (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 9.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 9.11.
     (e) Notwithstanding the replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 9.06 shall continue for the benefit of the retiring Trustee.
     Section 9.11. Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 9.10 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amount then due it pursuant to the provisions of Section 9.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property and funds held or collected by such trustee as such, except for funds held in trust for the benefit of holders of particular Debentures, to secure any amounts then due it pursuant to the provisions of Section 9.06.
     No successor trustee shall accept appointment as provided in this Section 9.11 unless, at the time of such acceptance, such successor trustee shall be qualified under the provisions of Section 9.08 and be eligible under the provisions of Section 9.09.
     Upon acceptance of appointment by a successor trustee as provided in this Section 9.11, the Company (or the former trustee, at the written direction of the Company) shall mail or cause to be mailed notice of the succession of such trustee hereunder to the holders of Debentures at their addresses as they shall appear on the Debentures Register. If the Company fails to mail such notice within ten (10) calendar days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.
     Section 9.12. Succession by Merger. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee (including any trust created by this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that in the case of any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, such corporation shall be qualified under the provisions of Section 9.08 and eligible under the provisions of Section 9.09.
     In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Debentures shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Debentures so authenticated; and in case at that time any of the Debentures shall not have been authenticated, any successor to the Trustee or any authenticating agent appointed by such successor trustee may authenticate such Debentures in the name of the successor trustee; and in all such cases such certificates shall have the full force that is provided in the Debentures or in this Indenture; provided that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Debentures in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.
     Section 9.13. Preferential Collection of Claims. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Debentures), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of the claims against the Company (or any such other obligor).
ARTICLE 10
The Holders of Debentures
     Section 10.01. Action by Holders of Debentures. Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the Debentures may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by holders of Debentures in person or by agent or proxy appointed in writing, or (b) by the record of the holders of Debentures voting in favor thereof at any meeting of holders of Debentures, or (c) by a combination of such instrument or instruments and any such record of such a meeting of holders of Debentures. Whenever the Company or the Trustee solicits the taking of any action by the holders of the Debentures, the Company or the Trustee, as the case may be, may fix in advance of such solicitation a date as the record date for determining holders entitled to take such action. The record date shall be not more than fifteen calendar days prior to the date of commencement of solicitation of such action.
     Section 10.02. Proof of Execution by Holders of Debentures and Holding of Debentures. Subject to the provisions of Sections 9.01 and 9.02, proof of the execution of any instrument by a holder of Debentures or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Debentures shall be proved by the registry of such Debentures or by a certificate of the Debentures Registrar.
     Section 10.03. Absolute Owners. The Company, the Trustee, any Paying Agent, any conversion agent and any Debentures Registrar may deem the Person in whose name such Debentures shall be registered upon the Debentures Register to be, and may treat it as, the absolute owner of such Debentures (whether or not such Debentures shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Debentures Registrar) for the purpose of receiving payment of or on account of the principal of, premium, if any, and interest on such Debentures, for conversion of such Debentures and for all other purposes; and neither the Company nor the Trustee nor any Paying Agent nor any conversion agent nor any Debentures Registrar shall be affected by any notice to the contrary. All such payments so made to any holder for the time being, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Debentures.
     Section 10.04. Company-Owned Debentures Disregarded. In determining whether the holders of the requisite aggregate principal amount of Debentures have concurred in any direction, consent, waiver or other action under this Indenture, Debentures which are owned by the Company or any other obligor on the Debentures or any Affiliate of the Company or any other obligor on the Debentures shall be disregarded (from both the numerator and the denominator) and deemed not to be outstanding for the purpose of any such determination;

provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action, only Debentures which a Responsible Officer of the Trustee knows are so owned shall be so disregarded. Debentures so owned which have been pledged in good faith may be regarded as outstanding for the purposes of this Section 10.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to vote such Debentures and that the pledgee is not the Company, any other obligor on the Debentures or any Affiliate of the Company or any such other obligor. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all Debentures, if any, known by the Company to be owned or held by or for the account of any of the above described Persons, and, subject to Section 9.01, the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Debentures not listed therein are outstanding for the purpose of any such determination.
     Section 10.05. Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 10.01, of the taking of any action by the holders of the percentage in aggregate principal amount of the Debentures specified in this Indenture in connection with such action, any holder of Debentures which is shown by the evidence to be included in the Debentures the holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 10.02, revoke such action so far as concerns such Debentures. Except as aforesaid, any such action taken by the holder of any Debentures shall be conclusive and binding upon such holder and upon all future holders and owners of such Debentures and of any Debentures issued in exchange or substitution therefor, irrespective of whether any notation in regard thereto is made upon such Debentures or any Debentures issued in exchange or substitution therefor.
ARTICLE 11
Supplemental Indentures
     Section 11.01. Supplemental Indentures Without Consent of Holders of Debentures. The Company, when authorized by the resolutions of the Board of Directors, and the Trustee may, from time to time, and at any time enter into an indenture or indentures supplemental without the consent of the holders of Debentures hereto for one or more of the following purposes:
     (a) to make provision with respect to the conversion rights of the holders of Debentures and the repurchase obligations of the Company in connection with a Fundamental Change pursuant to the requirements of Section 15.06;
     (b) to convey, transfer, assign, mortgage or pledge to the Trustee, as security for the Debentures, any property or assets, or make any other provisions for securing the Debentures;
     (c) to evidence the succession of another Person to the Company, or successive successions, and the assumption by the successor Person of the covenants, agreements and obligations of the Company pursuant to Article 12;

     (d) to add to the covenants of the Company such further covenants, restrictions or conditions as the Board of Directors and the Trustee shall consider to be for the benefit of the holders of Debentures, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions or conditions a default or an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided that in respect of any such additional covenant, restriction or condition, such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default solely with respect to such additional covenants, restrictions or conditions;
     (e) to surrender any right or power herein conferred upon the Company;
     (f) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture that may be defective or inconsistent with any other provision contained herein or in any supplemental indenture; provided that such action does not adversely affect the interests of the holders of the Debentures in any material respect; and provided, further, that any amendment made in good faith solely to cure any ambiguity or to correct or supplement any provision by conforming the provisions of this Indenture to the description of the Debentures contained in the Offering Memorandum dated September 7, 2005 prepared in relation to the offering of the Debentures will not be deemed to adversely affect the interests of the holders of Debentures;
     (g) to add or modify any provisions herein with respect to matters or questions arising hereunder which the Company may deem necessary or desirable and that shall not be inconsistent with the provisions of this Indenture; provided, that such change or modification pursuant to this clause (g) does not, in the good faith determination of the Board of Directors (as evidenced by a resolution of the Board of Directors), adversely affect the interests of the holders of the Debentures in any material respect;
     (h) to increase the Conversion Rate; provided that such increase in the Conversion Rate shall not adversely affect the interests of the holders of the Debentures;
     (i) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect or maintain the qualification of this Indenture under the Trust Indenture Act, or under any similar federal statute hereafter enacted;
     (j) to add guarantees of obligations under the Debentures;
     (k) to make any changes or modifications necessary in connection with the registration of the Debentures under the Securities Act as contemplated in the Registration Rights Agreement; provided that such change or modification pursuant to this clause (k) does not adversely affect the interests of the holders of the Debentures in any material respect; or
     (l) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Debentures.

     Upon the written request of the Company, accompanied by a copy of the resolutions of the Board of Directors certified by its Secretary or Assistant Secretary authorizing the execution of any supplemental indenture, the Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.
     Section 11.02. Supplemental Indenture With Consent of Holders of Debentures. With the consent (evidenced as provided in Article 10) of the holders of a majority in aggregate principal amount of the Debentures at the time outstanding, the Company, when authorized by the resolutions of the Board of Directors, and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or modifying in any manner the rights of the holders of Debentures; provided that no such supplemental indenture shall, without the consent of the holder of each Debenture so affected:
     (i) extend the fixed maturity of any Debentures;
     (ii) reduce the rate or extend the time for payment of interest (including Additional Interest, if any) on any Debentures;
     (iii) reduce the principal amount of any Debentures;
     (iv) reduce any amount payable on redemption or repurchase of any Debentures;
     (v) impair the right of any holder to institute suit for the payment of any Debentures;
     (vi) change the currency in which any Debenture is payable;
     (vii) change the obligation of the Company to redeem any Debentures called for redemption on a redemption date in a manner adverse to the holders of Debentures;
     (viii) change the obligation of the Company to repurchase any Debentures at the option of a holder on a Repurchase Date in a manner adverse to the holders of Debentures;
     (ix) change the obligation of the Company to repurchase any Debentures upon a Fundamental Change in a manner adverse to the holders of Debentures;
     (x) affect the right of a holder to convert any Debentures into Common Stock (or, if the Company so elects, cash or a combination of cash and Common Stock) or reduce the number of shares of Common Stock or any other property receivable upon conversion pursuant to the terms set forth herein, including Section 15.06;

     (xi) change any obligation of the Company to maintain an office or agency in New York City as set forth in Section 6.02;
     (xii) modify any of the provisions of this Section 11.02 or Section 8.07, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the holder of each Debenture so affected; or
     (xiii) reduce the percentage of Debentures, the holders of which are required to consent to any such supplemental indenture.
     Upon the written request of the Company, accompanied by a copy of the resolutions of the Board of Directors certified by the Company’s Secretary or Assistant Secretary authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of holders of Debentures as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.
     It shall not be necessary for the consent of the holders of Debentures under this Section 11.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.
     Section 11.03. Effect of Supplemental Indenture. Any supplemental indenture executed pursuant to the provisions of this Article 11 shall comply with the Trust Indenture Act, as then in effect, provided that this Section 11.03 shall not require such supplemental indenture or the Trustee to be qualified under the Trust Indenture Act prior to the time, if ever, such qualification is in fact required under the terms of the Trust Indenture Act or the Indenture has been qualified under the Trust Indenture Act, nor shall it constitute any admission or acknowledgment by any party to such supplemental indenture that any such qualification is required prior to the time, if ever, such qualification is in fact required under the terms of the Trust Indenture Act or the Indenture has been qualified under the Trust Indenture Act.
     Upon the execution of any supplemental indenture pursuant to the provisions of this Article 11, this Indenture shall be, and shall be deemed to be, modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the holders of Debentures shall thereafter be determined, exercised and enforced hereunder, subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.
     After an amendment or waiver under Section 11.01 or 11.02 becomes effective, the Company shall mail to holders affected thereby a notice briefly describing the amendment or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.
     Section 11.04. Notation on Debentures. Debentures authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 11 may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Debentures so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may, at the Company’s expense, be prepared and executed by the Company, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 17.11) and delivered in exchange for the Debentures then outstanding, upon surrender of such Debentures then outstanding.
     Section 11.05. Evidence of Compliance of Supplemental Indenture to be Furnished to Trustee. Prior to entering into any supplemental indenture pursuant to this Article 11, the Trustee shall be provided with an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article 11 and is otherwise authorized or permitted by this Indenture.
ARTICLE 12
Consolidation, Merger, Sale, Conveyance And Lease
     Section 12.01. Company May Consolidate on Certain Terms. Subject to the provisions of Section 12.02, the Company shall not, in a single transaction or a series of related transactions, consolidate or merge with or into any other Person or Persons (whether or not affiliated with the Company), or sell, convey, transfer or lease the property and assets of the Company substantially as an entirety, to any other Person or Persons (whether or not affiliated with the Company), unless: (i) the Company is the continuing corporation, or the resulting, surviving or transferee Person (if other than the Company) is a corporation or limited liability company organized and existing under the laws of the United States of America, any state thereof or the District of Columbia; (ii) upon any such consolidation, merger, sale, conveyance, transfer or lease, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Debentures, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed or satisfied by the Company, shall be expressly assumed by a supplemental indenture reasonably satisfactory in form and substance to the Trustee and all of the obligations of the Company under the Registration Rights Agreement shall be expressly assumed by a supplemental agreement, in each case, executed and delivered to the Trustee by the Person (if other than the Company) formed by such consolidation, or into which the Company shall have been merged, or by the Person that shall have acquired or leased such property and assets, and such supplemental indenture shall provide for the applicable conversion rights set forth in Section 15.06; (iii) immediately after giving effect to the transaction described above, no default or Event of Default has occurred and is continuing; (iv) if as a result of such transaction the Debentures become convertible into common stock or other securities issued by a third party, such third party fully and unconditionally guarantees all obligations of the Company or such surviving Person under the Debentures, the Indenture and the Registration Rights

Agreement; and (v) the Company has delivered to the Trustee the Officers’ Certificate and Opinion of Counsel, if any, requested by the Trustee pursuant to Section 12.03.
     Section 12.02. Successor to be Substituted. In case of any such consolidation, merger, sale, conveyance, transfer or lease in which the Company is not the continuing corporation and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and reasonably satisfactory in form and substance to the Trustee, of the due and punctual payment of the principal of, and premium, if any, and interest on all of the Debentures, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed or satisfied by the Company, and by supplemental agreement, executed and delivered to the Trustee and reasonably satisfactory in form and substance to the Trustee, of all of the obligations of the Company under the Registration Rights Agreement, such successor Person shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of this first part, and Dobson Communications Corporation shall be discharged from its obligations under the Debentures, this Indenture and the Registration Rights Agreement. Such successor Person thereupon may cause to be signed, and may issue either in its own name or in the name of Dobson Communications Corporation any or all of the Debentures, issuable hereunder that theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor Person instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Debentures that previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Debentures that such successor Person thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Debentures so issued shall in all respects have the same legal rank and benefit under this Indenture as the Debentures theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Debentures had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance, transfer or lease, upon compliance with this Article 12 the Person named as the “Company” in the first paragraph of this Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article 12 may be dissolved, wound up and liquidated at any time thereafter and such Person shall be discharged from its liabilities as obligor and maker of the Debentures and from its obligations under this Indenture.
     Section 12.03. Officers’ Certificate and Opinion of Counsel to be Given Trustee. Prior to execution of any supplemental indenture pursuant to this Article 12, if so requested by the Trustee, the Trustee shall receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or lease and any such assumption complies with the provisions of this Article 12.
ARTICLE 13
Satisfaction And Discharge Of Indenture
     Section 13.01. Discharge of Indenture. When (a) the Company shall deliver to the Trustee for cancellation all Debentures theretofore authenticated (other than any Debentures that have been destroyed, lost or stolen and in lieu of or in substitution for which other Debentures shall have been authenticated and delivered) and not theretofore canceled, or (b) all the

Debentures not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable, and the Company shall deposit with the Trustee, in trust, funds sufficient to pay principal and premium, if any, and interest due and payable, and any shares of Common Stock or other property due in respect of converted Debentures, accompanied by a verification report, as to the sufficiency of the deposited amount, from an independent certified accountant or other financial professional satisfactory to the Trustee, and if the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to (i) rights hereunder of holders of Debentures to receive payments of principal of and premium, if any, and interest (including Additional Interest, if any) on the Debentures, and any shares of Common Stock or other property due in respect of converted Debentures, and the other rights, duties and obligations of holders of Debentures, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (ii) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, on written demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel as required by Section 17.05 and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture; the Company, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee and to compensate the Trustee for any services thereafter rendered by the Trustee in connection with this Indenture or the Debentures.
     Section 13.02. Deposited Monies to be Held in Trust by Trustee. Subject to Section 13.04, all monies deposited with the Trustee pursuant to Section 9.05 shall be held in trust for the sole benefit of the holders of Debentures and such monies shall be applied by the Trustee to the payment, either directly or through any Paying Agent (including the Company if acting as its own Paying Agent), to the holders of the particular Debentures of all sums due and to become due thereon for principal, premium, if any, and interest (including Additional Interest, if any). All monies deposited with the Trustee pursuant to Section 9.05 (and held by it or any Paying Agent) for the payment of Debentures subsequently converted, to the extent not required in order to settle amounts payable in connection with any such conversion, shall be returned to the Company upon request. The Trustee is not responsible to anyone for interest on any deposited funds except as agreed in writing.
     Section 13.03. Paying Agent to Repay Monies Held. Upon the satisfaction and discharge of this Indenture, all monies then held by any Paying Agent (other than the Trustee) shall, upon written request of the Company, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such monies.
     Section 13.04. Return of Unclaimed Monies. Subject to the requirements of applicable law, any monies deposited with or paid to the Trustee for payment of the principal of, premium, if any, or interest on Debentures and not applied but remaining unclaimed by the holders of Debentures for two years after the date upon which the principal of, premium, if any, or interest on such Debentures, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on demand and all liability of the Trustee shall thereupon cease with respect to such monies; and the holder of any of the Debentures shall thereafter look only to the Company for any payment that such holder may be entitled to collect unless an applicable abandoned property law designates another Person.

     Section 13.05. Reinstatement. If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 13.02 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Debentures shall be revived and reinstated as though no deposit had occurred pursuant to Section 13.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with Section 13.02; provided that if the Company makes any payment of principal of or premium, if any, or interest on any Debentures following the reinstatement of its obligations, the Company shall be subrogated to the rights of the holders of such Debentures to receive such payment from the money held by the Trustee or Paying Agent.
ARTICLE 14
Immunity Of Incorporators, Stockholders, Officers And Directors
     Section 14.01. Indenture, Debentures and Guarantees Solely Corporate Obligations. No recourse for the payment of the principal of or, premium, if any, or interest on any Debentures, or under any guarantee, or for any claim based upon any Debentures or guarantee or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Debentures or any guarantee, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, member, manager, employee, agent, officer, director or subsidiary, as such, past, present or future, of the Company or any of the Company’s subsidiaries or of any successor thereto, either directly or through the Company or any of the Company’s subsidiaries or any successor thereto, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Debentures.
ARTICLE 15
Conversion Of Debentures
     Section 15.01. Right to Convert. (a) Subject to and upon compliance with the provisions of this Indenture, on or prior to 5:00 p.m. New York City time on the Business Day immediately preceding October 1, 2025, the holder of any Debentures not previously redeemed or repurchased shall have the right, at such holder’s option, to convert the principal amount of the Debentures held by such holder, or any portion of such principal amount which is an integral multiple of $1,000, into fully paid and non-assessable shares of Common Stock (as such shares shall then be constituted) (or cash or a combination of cash and Common Stock, if the Company so elects pursuant to Section 15.12) at the Conversion Rate in effect at such time, by surrender of the Debentures to be converted in whole or in part, together with any required funds, under the circumstances described in this Section 15.01 and in the manner provided in Section 15.02. The Debentures shall be convertible only upon the occurrence of one of the following events:
     (i) prior to October 1, 2023 on any date during any Fiscal Quarter beginning after December 31, 2005 (and only during such Fiscal Quarter), if the Closing Sale Price of a share of Common Stock was more than 125% of the then current Conversion Price on each such Trading Day for at least 20 Trading Days in the 30 consecutive Trading-Day period ending on the last Trading Day of the immediately preceding Fiscal Quarter;
     (ii) at any time on or after October 1, 2023;
     (iii) with respect to Debentures called for redemption pursuant to Section 3.01, until 5:00 p.m., New York City time, on the Business Day prior to the relevant redemption date (following which date the Debentures will cease to be convertible pursuant to this clause (iii) with respect to such redemption);
     (iv) if the Company distributes to all holders of Common Stock rights or warrants (other than pursuant to a rights plan) entitling them to purchase, for a period expiring within 45 calendar days or less of such distribution, Common Stock at a price less than the average Closing Sale Price per share of the Common Stock for the 10 Trading Days preceding the declaration for such distribution;
     (v) if the Company distributes to all holders of Common Stock cash or other assets, debt securities or rights to purchase the Company’s securities (other than pursuant to a rights plan), which distribution has a per share value (as determined by the Board of Directors in good faith) exceeding 10% of the Closing Sale Price per share of the Common Stock on the Trading Day preceding the declaration for such distribution;
     (vi) if a Fundamental Change occurs, at any time beginning 15 calendar days prior to the date announced by the Company as the anticipated effective date of the Fundamental Change until and including 5:00 p.m., New York City time, on the date 15 calendar days after the actual effective date of the Fundamental Change, or, if applicable, the Business Day preceding the Fundamental Change Repurchase Date; or
     (vii) during the five consecutive Business Days immediately following any five consecutive Trading Day period in which the Trading Price per $1,000 principal amount of the Debentures as determined following a request by a holder of Debentures pursuant to the procedures described in Section 15.01(b)(ii) for each Trading Day of such five Trading-Day period was less than 98% of the product of the Closing Sale Price of a share of Common Stock for such five Trading-Day period and the then current Conversion Rate.
     (b) (i) For each Fiscal Quarter of the Company commencing after December 31, 2005 and prior to October 1, 2023, the Trustee, on behalf of the Company, will determine, on the first Business Day following the last Trading Day of the prior fiscal quarter, whether the Debentures are convertible pursuant to clause (i) of Section 15.01(a), and, if so, will notify the Company in writing.
          (ii) The Trustee shall have no obligation to determine the Trading Price of the Debentures and whether the Debentures are convertible pursuant to clause (vii) of Section 15.01(a) unless the Company has requested such determination; and the Company shall have no obligation to make such request unless a holder of the Debentures requests the Company to do so. At such time, the Company shall instruct the Trustee to determine the Trading Price of the Debentures beginning on the next Trading Day and on each successive Trading Day for ten consecutive Trading Days to determine whether the Trading Prices for the Debentures for each Trading Day in any five consecutive Trading Day period within such ten Trading Day period is less than 98% of the product of the Closing Sale Price of the Common Stock and the then current Conversion Rate, and to notify the Company accordingly.
     The Trustee shall be entitled at its sole discretion to consult with the Company and to request the assistance of the Company in connection with the Trustee’s duties and obligations pursuant to Section 15.01(b)(i) and Section 15.01(b)(ii) hereof (including without limitation the calculation or determination of the Conversion Rate, the Closing Sale Price and the Trading Price), and the Company agrees, if requested by the Trustee, to cooperate with, and provide assistance to, the Trustee in carrying out its duties under this Section 15.01. Upon determination of the Conversion Rate, the Closing Sale Price or the Trading Price, as the case may be, the Trustee shall notify the Company in writing of such determination and, in the case of the determination of the Conversion Rate or the Closing Sale Price, upon request the Company shall promptly confirm such determination in writing to the Trustee.
     (c) In the case of a distribution contemplated by clauses (iv) or (v) of Section 15.01(a), the Company shall notify holders of Debentures at least 20 calendar days prior to the ex-dividend date (the first date on which the Common Stock trades, regular way, on the relevant market from which the Closing Sale Price was obtained without the right to receive such right, warrant, dividend or distribution) for such distribution (the “Distribution Notice”). Once the Company has given the Distribution Notice, holders may surrender their Debentures for conversion at any time until the earlier of (i) 5:00 p.m., New York City time, on the Business Day immediately preceding the ex-dividend date or (ii) the Company’s announcement that such distribution will not take place. In the event of a distribution contemplated by clauses (iv) or (v) of Section 15.01(a), holders may not convert the Debentures if the holders may otherwise participate in such distribution without converting their Debentures. The Company will provide written notice to the Trustee and holders and any conversion agent as soon as reasonably practicable of any anticipated or actual event or transaction that will cause or causes the Debentures to become convertible pursuant to clauses (iv) or (v) of Section 15.01(a).
     (d) [Intentionally Omitted]
     (e) Whenever the Debentures shall become convertible pursuant to this Section 15.01, the Company or, at the Company’s request, the Trustee in the name and at the expense of the Company, shall notify the holders of the event triggering such convertibility in the manner provided in Section 17.03, and the Company shall also publicly announce such information and publish it on the Company’s website. Any notice so given shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. The Company shall notify holders at least 20 calendar days prior to the anticipated effective day of any Fundamental Change. However, if, solely as a result of the timing of the Company becoming aware of such Fundamental Change, the Company is not able to provide 20 calendar days notice, the Company shall notify holders of the Fundamental Change as soon as practicable and holders will have the right to convert their Debentures during the remainder of the period beginning 15 calendar days prior to the date announced by the Company as the anticipated effective date of the Fundamental Change until 5:00 p.m., New York City time, on the date 15 calendar days after the actual effective date or, if applicable, the Business Day preceding the Fundamental Change Repurchase Date.
     (f) A Debenture in respect of which a holder has delivered a Repurchase Notice exercising such holder’s right to require the Company to repurchase such Debenture pursuant to Section 3.04 or 3.05 may be converted only if such Repurchase Notice is withdrawn in accordance with Section 3.07 prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Repurchase Date or the Fundamental Change Repurchase Date, as applicable.
     (g) A holder of Debentures is not entitled to any rights of a holder of Common Stock until such holder has converted his Debentures to Common Stock, and only to the extent such Debentures are deemed to have been converted to Common Stock under this Article 15.
     Section 15.02. Exercise of Conversion Right; Issuance of Common Stock on Conversion; No Adjustment for Interest or Dividends. In order to exercise the conversion right with respect to any Debentures in certificated form, the conversion agent must receive at the office or agency of the Company maintained for that purpose in The City of New York or, at the option of such holder, the Corporate Trust Office, such Debentures with the original or facsimile of the form entitled “Conversion Notice” on the reverse thereof, duly completed and manually signed, together with such Debentures duly endorsed for transfer, together with any other required transfer documents, accompanied by the funds, if any, required by this Section 15.02. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued, and shall be accompanied by transfer or similar taxes, if required pursuant to Section 15.07.
     In order to exercise the conversion right with respect to any interest in a Global Debenture, the holder must complete, or cause to be completed, the appropriate instruction form for conversion pursuant to the Depositary’s book-entry conversion program; deliver, or cause to be delivered, by book-entry delivery an interest in such Global Debentures; furnish appropriate endorsements and transfer documents if required by the Company or the Trustee or other conversion agent; and pay the funds, if any, required by this Section 15.02 and any transfer or similar taxes if required pursuant to Section 15.07.
     If the Company elects to settle its conversion obligation in Common Stock only, as promptly as practicable after satisfaction of the requirements for conversion set forth above, subject to compliance with any restrictions on transfer if shares issuable on conversion are to be issued in a name other than that of the holder of Debentures (as if such transfer were a transfer of the Debenture or Debentures (or portion thereof) so converted), the Company shall issue and shall deliver to such holder of Debentures at the office or agency maintained by the Company for such purpose pursuant to Section 6.02, (i) a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such Debentures or portion thereof as determined by the Company in accordance with the provisions of Section 15.12 (or in the case of Debentures submitted for conversion in connection with a Fundamental Change pursuant to Section 15.01(d) on or after the record date for receiving distributions in connection with the Fundamental Change, or if earlier, the effective date for the Fundamental Change, the kind and amount of cash, securities and other assets or property which the holder would have received if it had held the number of shares of Common Stock issuable upon conversion of such Debentures or portion thereof prior to such record date or such effective date; provided that if the determination date is the record date, the holder shall receive the cash, securities or other assets or property on such effective date), and (ii) cash or a check in respect of any fractional interest in respect of a share of Common Stock arising upon such conversion, calculated by the Company as provided in Section 15.03. If the Company elects to settle in cash or a combination of cash and Common Stock, the cash and, if applicable, a certificate or certificates for the number of full shares of Common Stock into which the Debentures are converted (and cash in lieu of fractional shares) will be delivered to such holder after satisfaction of the requirements for conversion set forth above, in accordance with Section 15.12. In case any Debentures of a denomination greater than $1,000 shall be surrendered for partial conversion, and subject to Section 2.03, the Company shall execute and the Trustee shall authenticate and deliver to the holder of the Debentures so surrendered, without charge to the holder, a new Debenture or Debentures in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Debentures.
     Each conversion shall be deemed to have been effected as to any such Debentures (or portion thereof) on the date on which the requirements set forth above in this Section 15.02 have been satisfied as to such Debentures (or portion thereof) (the “Conversion Date”) and such Debentures will be deemed to have been converted immediately prior to 5:00 p.m., New York City time, on the Conversion Date. The Person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become, on said date, the holder of record of the shares represented thereby; provided that any such surrender on any date when the stock transfer books of the Company shall be closed shall constitute the Person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Rate in effect on the Conversion Date.
     Any Debentures or portion thereof surrendered for conversion during the period from 5:00 p.m., New York City time, on the Record Date for any Interest Payment Date to 5:00 p.m., New York City time, on the Business Day preceding the applicable Interest Payment Date shall be accompanied by payment, in immediately available funds or other funds acceptable to the Company, of an amount equal to the interest (excluding any Additional Interest) otherwise payable on such Interest Payment Date on the principal amount being converted; provided that no such payment need be made (1) if a holder converts its Debentures in connection with a redemption and the Company has specified a redemption date that is after a Record Date and on or prior to the corresponding Interest Payment Date, (2) if a holder converts its Debentures in connection with a Fundamental Change and the Company has specified a Fundamental Change Repurchase Date that is after a Record Date and on or prior to the corresponding Interest Payment Date or (3) to the extent of any overdue interest (including overdue Additional Interest, if any) exists at the time of conversion with respect to such Debentures. Except as provided above in this Section 15.02 and Section 15.05, no payment or other adjustment shall be made for interest accrued on any Debentures converted or for dividends on any shares issued upon the conversion of such Debentures as provided in this Article 15.

     Upon the conversion of an interest in a Global Debenture, the Trustee (or other conversion agent appointed by the Company), or the Custodian at the direction of the Trustee (or other conversion agent appointed by the Company), shall make a notation on such Global Debentures as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversions of Debentures effected through any conversion agent other than the Trustee.
     Upon the conversion of a Debenture, the accrued but unpaid interest attributable to the period from the issue date of the Debenture to the Conversion Date, with respect to the converted Debentures, shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the holder thereof through delivery of the Common Stock (together with the cash payment, if any in lieu of fractional shares), cash, or a combination of Common Stock and cash (including a cash payment in lieu of fractional shares, if any), in exchange for the Debentures being converted pursuant to the provisions hereof.
     Section 15.03. Cash Payments in Lieu of Fractional Shares. No fractional shares of Common Stock or scrip certificates representing fractional shares shall be issued upon conversion of Debentures. If more than one Debentures shall be surrendered for conversion at one time by the same holder, the number of full shares that shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Debentures (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional share of stock would be issuable upon the conversion of any Debenture or Debentures, the Company shall make an adjustment and payment therefor in cash to the holder of Debentures at a price equal to the Closing Sale Price on the last Trading Day immediately preceding the Conversion Date.
     Section 15.04. Conversion Rate.
     (a) Each $1,000 principal amount of the Debentures shall be convertible into the number of shares of Common Stock equal to the Conversion Rate, subject to adjustment as provided in this Section 15.04 and Section 15.05.
     (b) Prior to October 1, 2010, and subject to Section 15.13, if and only to the extent a holder elects to convert a Debenture in connection with a transaction constituting a Non-Stock Change of Control, the Company shall increase the Conversion Rate by a number of additional shares of Common Stock as set forth below. A conversion of the Debentures by a holder will be deemed for these purposes to be “in connection with” a Non-Stock Change of Control if the Conversion Notice is received by the conversion agent on or subsequent to the date 15 calendar days prior to the date announced by the Company as the anticipated effective date of the Non-Stock Change of Control but before the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date. The number of additional shares of Common Stock by which the Conversion Rate is increased (the “Additional Shares”) shall be determined by reference to the table below, based on the Effective Date and the price (the “Stock Price”) paid per share for the Common Stock in the Non-Stock Change of Control. If holders of Common Stock receive only cash in the Non-Stock Change of Control, the Stock Price shall be the cash amount paid per share. Otherwise, the Stock Price shall be the average of the Closing Sale Prices of the Common Stock on the five Trading Days prior to but not including the Effective Date of such Non-Stock Change of Control.

     The numbers of additional shares of Common Stock set forth in the table below shall be adjusted as of any date on which the Conversion Rate is adjusted in the same manner in which the Conversion Rate is adjusted. The Stock Prices set forth in the table below shall be adjusted, as of any date on which the Conversion Rate is adjusted, to equal the Stock Price applicable immediately prior to such adjustment multiplied by a fraction, of which
          (i) the numerator shall be the Conversion Rate immediately prior to the adjustment and
          (ii) the denominator shall be the Conversion Rate as so adjusted.
The following table sets forth the Stock Price and number of additional shares by which the Conversion Rate shall be adjusted:

	Stock Price
Effective Date	$8.08	$10.00	$12.50	$15.00	$17.50	$20.00	$22.50	$25.00
September 13, 2005	26.6938	17.0162	10.2546	6.5604	4.3715	2.9995	2.0961	1.4793
October 1, 2006	27.0057	16.6511	9.6187	5.9150	3.8007	2.5215	1.7058	1.1655
October 1, 2007	27.1303	15.9508	8.6536	5.0133	3.0500	1.9241	1.2406	0.8060
October 1, 2008	26.8734	14.5804	7.0652	3.6681	2.0207	1.1664	0.6924	0.4155
October 1, 2009	26.6938	11.7934	4.3019	1.6637	0.7041	0.3286	0.1666	0.0855
October 1, 2010	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
     If the Stock Price and Effective Date are not set forth on the table above and the Stock Price is:
          (A) between two Stock Prices on the table or the Effective Date is between two days on the table, the number of additional shares of Common Stock shall be determined by the Trustee by straight-line interpolation between the number of additional shares of Common Stock set forth for the higher and lower Stock Price and the two Effective Dates, as applicable, based on a 360-day year;
          (B) in excess of $25.00 per share (subject to adjustment), no additional shares of Common Stock shall be issued upon conversion; or
          (C) less than $8.08 per share (subject to adjustment), no additional shares of Common Stock shall be issued upon conversion.
     Notwithstanding the foregoing, in no event will the total number of shares of Common Stock issuable upon conversion exceed 123.7623 per $1,000 principal amount of the Debentures, subject to adjustments in the same manner as the number of additional shares of Common Stock as set forth in this Section 15.04(b).
     The Company shall provide written notice to all holders and to the Trustee at least 20 calendar days prior to the anticipated Effective Date of a Non-Stock Change of Control. The Company must also provide written notice to all holders and to the Trustee upon the effectiveness of such Non-Stock Change of Control.

     Section 15.05. Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company as follows:
     (a) In case the Company shall, at any time or from time to time while any of the Debentures are outstanding, pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to all or substantially all holders of its outstanding shares of Common Stock, then the Conversion Rate in effect at the opening of business on the date following the Record Date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be increased by multiplying such Conversion Rate by a fraction:
     (i) the numerator of which shall be the sum of the number of shares of Common Stock outstanding at the close of business on the date fixed for the determination of stockholders entitled to receive such dividend or other distribution plus the total number of shares of Common Stock constituting such dividend or other distribution; and
     (ii) the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purpose of this paragraph (a), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company. If any dividend or distribution of the type described in this Section 15.05(a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
     (b) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.
     (c) In case the Company shall issue rights or warrants (other than any rights or warrants referred to in Section 15.05(d)) to all or substantially all holders of its outstanding shares of Common Stock entitling them to subscribe or purchase, for a period expiring within 45 calendar days or less of such issuance, shares of Common Stock at a price per share less than the Current Market Price on the Business Day immediately preceding the date of announcement of such issuance of such rights or warrants, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the date fixed for determination of stockholders entitled to receive such rights or warrants by a fraction,

     (i) the numerator of which shall be the number of shares of Common Stock outstanding on the date fixed for determination of stockholders entitled to receive such rights or warrants plus the total number of additional shares of Common Stock offered for subscription or purchase, and
     (ii) the denominator of which shall be the sum of the number of shares of Common Stock outstanding at the close of business on the date fixed for determination of stockholders entitled to receive such rights or warrants plus the number of shares that the aggregate offering price of the total number of shares so offered would purchase at such Current Market Price.
     Such adjustment shall be successively made whenever any such rights or warrants are issued, and shall become effective immediately after the opening of business on the day following the date fixed for determination of stockholders entitled to receive such rights or warrants; provided, that no adjustment to the Conversion Rate shall be made if the holder will otherwise participate in such distribution without conversion as a result of holding the Debentures. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.
     (d) In case the Company shall, by dividend or otherwise, distribute to all or substantially all holders of its outstanding shares of Common Stock shares of any class of capital stock of the Company (other than the Common Stock) or evidences of its indebtedness or assets (including securities, but excluding (i) any rights or warrants referred to in Section 15.05(c), (ii) any dividends or distributions in connection with a reclassification, change, consolidation, merger, combination, sale or conveyance to which Section 15.06 applies, (iii) any dividends or distributions paid exclusively in cash or (iv) any dividends or distributions referred to in Section 15.05(a)) (such capital stock, evidence of its indebtedness, and other assets or securities being distributed hereinafter in this Section 15.05(d) called the “Distributed Assets”), then, in each such case, the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect on the record date with respect to such distribution by a fraction,
     (i) the numerator of which shall be the Current Market Price on such Record Date; and

     (ii) the denominator of which shall be the Current Market Price on such record date less the Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) on the record date of the portion of the Distributed Assets so distributed applicable to one share of Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following such record date; provided that if the then Fair Market Value (as so determined) of the portion of the Distributed Assets so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the record date or the Current Market Price exceed such Fair Market Value by less than $1.00, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of Debentures shall have the right to receive upon conversion the amount of Distributed Assets such holder would have received had such holder converted each Debenture on the record date; and provided, further, that no adjustment to the Conversion Rate shall be made if the holder will otherwise participate in such distribution without conversion as a result of holding the Debentures. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
     If the Board of Directors determines the Fair Market Value of any distribution for purposes of this Section 15.05(d) by reference to the actual or when issued trading market for any Distributed Assets comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period (the “Reference Period”) used in computing the Current Market Price pursuant to Section 15.05(h)(i) to the extent possible, unless the Board of Directors determines in good faith that determining the Fair Market Value during the Reference Period would not be in the best interest of the holders. Notwithstanding the foregoing, in the event any such distribution consists of shares of capital stock of, or similar equity interests in, one or more of the Company’s Subsidiaries (a “Spin-Off”), the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the record date with respect to such distribution by a fraction:
     (1) the numerator of which shall be the Current Market Price of the Common Stock, plus the Fair Market Value of the portion of the distributed assets so distributed applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the record date), determined as set forth above, and
     (2) the denominator of which shall be the Current Market Price on such Record Date; and
Such increase shall become effective immediately prior to the opening of business on the day following the last Trading Day of the Spin-Off Valuation Period (as defined below). In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. In the case of a Spin-Off, the Fair Market Value of the securities to be distributed shall equal the average of the Closing Sale Prices of such securities on the principal securities market on which such securities are traded for the five consecutive Trading Days commencing on and including the sixth day of trading of those securities after the effectiveness of the Spin-Off (the “Spin-Off Valuation Period”), and the Current Market Price shall be measured for the same period. In the event, however, that an underwritten initial public offering of the securities in the Spin-Off occurs simultaneously with the Spin-Off, Fair Market Value of the securities distributed in the Spin-Off shall mean the initial public offering price of such securities and the Current Market Price shall mean the Closing Sale Price for the Common Stock on the same Trading Day.
     Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 15.05 (and no adjustment to the Conversion Rate under this Section 15.05 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 15.05(d). If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 15.05 was made, (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.
     No adjustment of the Conversion Rate shall be made pursuant to this Section 15.05(d) in respect of rights or warrants distributed or deemed distributed on any Trigger Event to the extent that such rights or warrants are actually distributed or reserved by the Company for distribution to holders of Debentures upon conversion by such holders of Debentures to Common Stock.
     For purposes of this Section 15.05(d) and Sections 15.05(a) and (c), any dividend or distribution to which this Section 15.05(d) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of capital stock other than such shares of Common Stock or rights or warrants (and any Conversion Rate adjustment required by this Section 15.05(d) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Rate adjustment required by Sections 15.05(a) or 15.05(c) with respect to such dividend or distribution shall then be made), except (A) the record date of such dividend or distribution shall be substituted as “the date fixed for the determination of stockholders entitled to receive such dividend or other distribution”, “the date fixed for the determination of stockholders entitled to receive such rights or warrants” and “the date fixed for such determination” within the meaning of Section 15.05(a) and 15.05(c) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding at the close of business on the date fixed for such determination” within the meaning of Section 15.05(a).
     (e) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (including any quarterly cash dividend, but excluding (x) any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, and (y) any dividend or distribution in connection with a transaction to which Section 15.06 applies then, in such case, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect on the applicable record date by a fraction,
     (i) the numerator of which shall be the Current Market Price on such record date; and
     (ii) the denominator of which shall be the Current Market Price on such record date less the amount the dividend or distribution per share of Common Stock, such adjustment to be effective immediately prior to the opening of business on the day following the record date; provided that if the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of Debentures shall have the right to receive upon conversion the amount of cash such holder would have received had such holder converted each Debenture on the record date. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
     (f) In case a tender or exchange offer made by the Company or any Subsidiary for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders of consideration per share of Common Stock having a Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) that as of the last time (the “Expiration Time”) tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) exceeds the Closing Sale Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the Expiration Time by a fraction,

     (i) the numerator of which shall be the sum of (x) the Fair Market Value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the “Purchased Shares”) and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Closing Sale Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time, and
     (ii) the denominator of which shall be the number of shares of Common Stock outstanding (including any Purchased Shares) at the Expiration Time multiplied by the Closing Sale Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time, such adjustment to become effective immediately prior to the opening of business on the day following the Expiration Time. If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made.
     (g) Except as provided below, in case a tender or exchange offer made by a Person other than the Company or any of its Subsidiaries for all or any portion of the Common Stock shall expire, the Board of Directors have not recommended rejection of such tender of exchange offer and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders of consideration per share of Common Stock having a Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) that as of the last time (the “Offer Expiration Time”) tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) exceeds the Closing Sale Price of a share of Common Stock on the Trading Day next succeeding the Offer Expiration Time, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the Expiration Time by a fraction,
     (1) the numerator of which shall be the sum of (x) the Fair Market Value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Offer Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the “Accepted Purchased Shares”) and (y) the product of the number of shares of Common Stock outstanding (less any Accepted Purchased Shares) at the Offer Expiration Time and the Closing Sale Price of a share of Common Stock on the Trading Day next succeeding the Offer Expiration Time; and
     (2) the denominator of which shall be the number of shares of Common Stock outstanding (including any Accepted Purchased Shares) at the Offer Expiration Time multiplied by the Closing Sale Price of a share of Common Stock on the Trading Day next succeeding the Offer Expiration Time, such adjustment to become effective immediately prior to the opening of business on the day following the Offer Expiration Time.
     The foregoing adjustment (A) shall be made only if the tender offer or exchange offer is for an amount that increase the ownership of Common Stock by the Person making such offer to more than 25% of the total shares of Common Stock outstanding and (B) will not be made if as of the Offer Expiration Time, the tender offer documents disclose a plan or intention to cause the Company to engage in a transaction constituting a Fundamental Change.
     (h) For purposes of this Section 15.05, the following terms shall have the meaning indicated:
     (i) “Current Market Price” on any date means the average of the daily Closing Sale Prices per share of Common Stock for the ten consecutive Trading Days immediately prior to such date (the “day in question”); provided that if:
     (1) the “ex” date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Rate pursuant to Section 15.05 (a), (b), (c), (d), (e), (f) or (g) occurs during such ten consecutive Trading Days, the Closing Sale Price for each Trading Day prior to the “ex” date for such other event shall be adjusted by dividing such Closing Sale Price by the same fraction by which the Conversion Rate is so required to be multiplied as a result of such other event;
     (2) the “ex” date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Rate pursuant to Section 15.05(a), (b), (c), (d), (e), (f) or (g) occurs on or after the “ex” date for the issuance or distribution requiring such computation and prior to the day in question, the Closing Sale Price for each Trading Day on and after the “ex” date for such other event shall be adjusted by multiplying such Closing Sale Price by the fraction by which the Conversion Rate is so required to be multiplied as a result of such other event; and
     (3) the “ex” date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (1) or (2) of this proviso, the Closing Sale Price for each Trading Day on or after such “ex” date shall be adjusted by adding thereto the amount of any cash and the Fair Market Value (as determined by the Board of Directors in a manner consistent with any determination of such value for purposes of Section 15.05(d), (e), (f) or (g)) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such “ex” date.
Notwithstanding the foregoing, whenever successive adjustments to the Conversion Rate are called for pursuant to this Section 15.05, such adjustments shall be made to the Current Market

Price as may be necessary or appropriate to effectuate the intent of this Section 15.05 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.
     “Ex” date, when used:
     (1) with respect to any issuance or distribution, means the first date on which the shares of Common Stock trade regular way on the relevant exchange or in the relevant market from which the Closing Sale Price was obtained without the right to receive such issuance or distribution;
     (2) with respect to any subdivision or combination of shares of Common Stock, means the first date on which the shares of Common Stock trade regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective; and
     (3) with respect to any tender or exchange offer, means the first date on which the shares of Common Stock trade regular way on such exchange or in such market after the Expiration Time of such offer.
     (ii) “Fair Market Value” shall mean the amount which a willing buyer would pay a willing seller in an arm’s-length transaction.
     (iii) “record date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).
     (iv) “Trading Day” shall mean (x) if the applicable security is listed or admitted for trading on the New York Stock Exchange or another national securities exchange, a day on which the New York Stock Exchange or another national securities exchange is open for business, (y) if the applicable security is quoted on the Nasdaq National Market, a day on which trades may be made thereon or (z) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.
     (i) The Company may make such increases in the Conversion Rate, in addition to those required by Section 15.05(a)-(g), as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.
     To the extent permitted by the Nasdaq National Market rules or such other rules of the then applicable national securities exchange or automated quotation system on which the Common Stock is listed or traded, the Company from time to time may increase the Conversion

Rate by any amount for any period of time if the period is at least twenty (20) Business Days and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall, 15 days prior to such increase, mail to holders of record of the Debentures a notice of the increase, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.
     (j) No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in such rate; provided that any adjustments that by reason of this Section 15.05(j) are not required to be made shall be carried forward and the Company shall make such carry forward adjustments, regardless of whether the aggregate adjustment is less than 1%, within one year of the first such adjustment carry forward, or, if earlier, upon redemption, upon a Fundamental Change or at maturity. All calculations under this Article 15 shall be made by the Company and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000) of a share, as the case may be. No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest or for any issuance of Common Stock or convertible or exchangeable securities or rights to purchase Common Stock or convertible or exchangeable securities. Interest will not accrue on any cash into which the Debentures are convertible.
     (k) Whenever the Conversion Rate is adjusted as herein provided, the Company will issue a press release containing the relevant information and make this information available on the Company’s website or through another public medium as the Company may use at that time. In addition, the Company shall promptly file with the Trustee and any conversion agent other than the Trustee an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume that the last Conversion Rate of which it has actual knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to the holder of each Debenture at his last address appearing on the Debentures Register provided for in Section 2.05 of this Indenture, within twenty (20) calendar days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.
     (l) In any case in which this Section 15.05 provides that an adjustment shall become effective immediately after (1) a record date for an event, (2) the date fixed for the determination of stockholders entitled to receive a dividend or distribution pursuant to Section 15.05(a), (3) a date fixed for the determination of stockholders entitled to receive rights or warrants pursuant to Section 15.05(b), or (4) the Expiration Time for any tender or exchange offer pursuant to Sections 15.05(f) and 15.05(g), (each a “Determination Date”), the Company may elect to defer until the occurrence of the applicable Adjustment Event (as hereinafter defined) (x) issuing to the holder of any Debentures converted after such Determination Date and before the occurrence of such Adjustment Event, the additional shares of Common Stock, if any, or other securities issuable upon such conversion by reason of the adjustment required by such Adjustment Event over and above the Common Stock, if any, issuable upon such conversion before giving effect to such adjustment and (y) paying to such holder any amount in cash in lieu of any fractional share pursuant to Section 15.03. For purposes of this Section 15.05(l), the term “Adjustment Event” shall mean:
     (i) in any case referred to in clause (1) hereof, the occurrence of such event,
     (ii) in any case referred to in clause (2) hereof, the date any such dividend or distribution is paid or made,
     (iii) in any case referred to in clause (3) hereof, the date of expiration of such rights or warrants, and
     (iv) in any case referred to in clause (4) hereof, the date a sale or exchange of Common Stock pursuant to such tender or exchange offer is consummated and becomes irrevocable.
     (m) For purposes of this Section 15.05, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.
     (n) No adjustment to the Conversion Rate shall be made pursuant to this Section 15.05 if the holders of the Debentures may participate in the transaction that would otherwise give rise to adjustment pursuant to this Section 15.05. In addition, in cases where the amount of cash or the Fair Market Value of cash, assets, securities or certain rights, warrants or options to purchase the Company’s securities, applicable to one share of Common Stock, distributed to stockholders:
(1) equals or exceeds the average Closing Sale Price over the ten consecutive Trading Day period ending on the Record Date for such distribution, or
(2) such Closing Sale Price exceeds the Fair Market Value of such assets, debt securities or rights, warrants or options so distributed by less than $1.00, rather than being entitled to an adjustment in the Conversion Rate pursuant to the terms of this Indenture, the Holder will be entitled to receive upon conversion, in addition to the cash and shares of Common Stock, if any, the kind and amount of assets, debt securities or rights, warrants or options comprising the distribution that such Holder would have received if such Holder had held, immediately prior to the Record Date for determining the stockholders entitled to receive the distribution, a number of shares of Common Stock equal to (i) the applicable Conversion Rate multiplied by (ii) the principal amount of such Holder’s Securities divided by 1,000.
     Section 15.06. Effect of Reclassification, Consolidation, Merger or Sale. If any of the following events occur, namely:

     (a) any reclassification or change of the outstanding Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination),
     (b) any consolidation or merger of the Company with or into another Person or
     (c) any sale, lease, transfer, conveyance or other disposition of all or substantially all of the Company’s assets and those of its Subsidiaries taken as a whole to any other Person or Persons, as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash or any combination thereof) with respect to or in exchange for such Common Stock, the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture, if such supplemental indenture is then required to so comply) providing that such Debentures shall, without the consent of any holders of Debentures, be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash or any combination thereof) that such holder would have been entitled to receive upon such reclassification, change, consolidation, merger, sale, lease, transfer, conveyance or other disposition had such Debentures been converted solely into Common Stock based upon the Applicable Conversion Rate immediately prior to such reclassification, change, consolidation, merger, sale, lease, transfer, conveyance or other disposition assuming such holder of Common Stock received proportionally the kind or amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale, lease, transfer, conveyance or other disposition by all holders of Common Stock in the aggregate, except that the provisions set forth in Section 15.12 relating to the satisfaction of the conversion obligation in cash, Common Stock or a combination thereof shall continue to apply following any such election, with the Conversion Value calculated based on, and all references to Common Stock deemed to refer to the Public Acquirer Common Stock or the consideration received in such transaction, as the case may be. Such supplemental indenture shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 15. If, in the case of any such reclassification, change, consolidation, merger, sale, lease, transfer, conveyance or other disposition, the stock or other securities and assets receivable thereupon by a holder of Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, consolidation, merger, sale, lease, transfer, conveyance or other disposition, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the holders of the Debentures as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent practicable the provisions providing for the conversion rights set forth in this Article 15.
     The Company shall cause notice of the execution of such supplemental indenture to be mailed to each holder, at the address of such holder as it appears on the register of the Debentures maintained by the Registrar, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

     The above provisions of this Section 15.06 shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales, leases, transfers, conveyances or other dispositions.
     If this Section 15.06 applies to any event or occurrence, Section 15.05 shall not apply. Notwithstanding this Section 15.06, if a Public Acquirer Change of Control occurs and the Company elects to adjust its Conversion Obligation and the Conversion Rate pursuant to Section 15.13, the provisions of Section 15.13 shall apply to the conversion instead of this Section 15.06. In addition, in the event that the Company shall have made an election to make a cash payment in respect of the principal of any Debentures converted, such election shall remain binding notwithstanding the form of consideration otherwise received by holders of the Common Stock in connection with a transaction subject to this Section 15.06.
     Any additional shares of Common Stock that a holder is entitled to receive upon conversion pursuant to Section 15.04(b), if applicable, shall not be payable in shares of Common Stock, but shall represent a right to receive the aggregate amount of cash, securities or other property into which the additional shares of Common Stock would convert as a result of such recapitalization, change, consolidation, merger, sale, lease, transfer, conveyance or other disposition.
     Section 15.07. Taxes on Shares Issued. The issue of stock certificates on conversions of Debentures shall be made without charge to the converting holder of Debentures for any documentary, stamp or similar issue or transfer tax in respect of the issue thereof. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the holder of any Debentures converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.
     Section 15.08. Reservation of Shares, Shares to be Fully Paid; Compliance with Governmental Requirements; Listing of Common Stock. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for the conversion of the Debentures, including any additional shares, from time to time as such Debentures are presented for conversion.
     Before taking any action which would cause an adjustment increasing the Conversion Rate to an amount that would cause the Conversion Price to be reduced below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Debentures, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Rate.
     The Company covenants that all shares of Common Stock which may be issued upon conversion of Debentures will upon issue be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

     The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Debentures hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company will in good faith and as expeditiously as possible, to the extent then permitted by the rules and interpretations of the Commission (or any successor thereto), endeavor to secure such registration or approval, as the case may be.
     The Company further covenants that, if at any time the Common Stock shall be listed on The New York Stock Exchange or any other national securities exchange or automated quotation system, the Company will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion of the Debentures; provided that if the rules of such exchange or automated quotation system permit the Company to defer the listing of such Common Stock until conversion of the Debentures into Common Stock in accordance with the provisions of this Indenture, the Company covenants to list such Common Stock issuable upon conversion of the Debentures in accordance with the requirements of such exchange or automated quotation system at such time.
     Section 15.09. Responsibility of Trustee. The Trustee and any other conversion agent shall not at any time be under any duty or responsibility to any holder of Debentures to determine the Conversion Rate or whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other conversion agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any capital stock, other securities or other assets or property, which may at any time be issued or delivered upon the conversion of any Debentures; and the Trustee and any other conversion agent make no representations with respect thereto. Neither the Trustee nor any conversion agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Debentures for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 15. Without limiting the generality of the foregoing, neither the Trustee nor any conversion agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 15.06 relating either to the kind or amount of shares of capital stock or other securities or other assets or property (including cash) receivable by holders of Debentures upon the conversion of their Debentures after any event referred to in such Section 15.06 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 9.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.
     Section 15.10. Notice to Holders Prior to Certain Actions. In case:
     (a) the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 15.05; or

     (b) the Company shall authorize the granting to the holders of all or substantially all of its Common Stock or rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or
     (c) of any reclassification or reorganization of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or
(d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;
the Company shall cause to be filed with the Trustee and to be mailed to each holder of Debentures at his address appearing on the Debentures Register provided for in Section 2.05 of this Indenture, as promptly as possible but in any event at least ten calendar days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.
     Section 15.11. Stockholder Rights Plans. If the rights provided for in any future rights plan adopted by the Company have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights agreement so that the holders of the Debentures would not be entitled to receive any rights in respect of Common Stock issuable upon conversion of the Debentures, the Conversion Rate will be adjusted as provided in Section 15.05(d). If such rights have not separated, any shares of Common Stock delivered upon the conversion of Debentures shall be accompanied by such rights.
     Section 15.12. Option to Satisfy Conversion Obligation with Cash, Stock or Combination Thereof.
     (a) Except to the extent that the Company has irrevocably elected to make a cash payment of principal upon conversion pursuant to Section 15.12(b), the Company may elect to deliver shares of its Common Stock, cash or a combination of cash and shares of Common Stock in satisfaction of the Company’s obligation upon conversion of the Debentures, including with respect to any additional shares of Common Stock issuable upon conversion of Debentures pursuant to Section 15.04(b) (the “Conversion Obligation”). The Company shall notify the holder or holders of Debentures, as the case may be, through the Trustee, of the method the

Company chooses to satisfy its Conversion Obligation, (i) in the Company’s notice of redemption, if the Company has called the Debentures for redemption, (ii) in the Company Repurchase Notice, if a Fundamental Change has occurred, (iii) 26 Trading Days immediately preceding the Maturity Date in respect of Debentures to be converted during the period beginning 25 Trading Days immediately preceding the Maturity Date and ending one Trading Day immediately preceding the Maturity Date, and (iv) no later than two Trading Days immediately following the Conversion Date in all other cases (such period, the “Settlement Notice Period”). If the Company elects to satisfy any portion of its Conversion Obligation by delivering cash, the Company shall specify in such notice the portion to be paid in cash either as a percentage of the Conversion Obligation or as the lesser of (a) a fixed dollar amount and (b) the Conversion Value. The Company shall treat all holders converting on the same Trading Day in the same manner. Except in the case of clause (i), (ii) and (iii) above, the Company shall not have any obligation to satisfy Conversion Obligations arising on different Trading Days in the same manner except to the extent that the Company has made an irrevocable settlement election pursuant to Section 15.12(b).
     If the Company elects to satisfy any portion of the Conversion Obligation in cash (other than cash in lieu of fractional shares, if applicable), a holder may retract its Conversion Notice at any time during the two Trading-Day period beginning on the Trading Day after the Company notifies the Trustee of the method of settlement (the “Conversion Retraction Period”); provided that no such retraction can be made (and a Conversion Notice shall be irrevocable) (x) if the Company has irrevocably elected pursuant to Section 15.12(b) to make a cash payment of principal upon conversion before such holder delivers its Conversion Notice, (y) if the holder delivers the Conversion Notice in connection with a redemption of Debentures or a Fundamental Change or (z) if the holder delivers the Conversion Notice during the period beginning 25 Trading Days immediately preceding the Maturity Date and ending one Trading Day immediately preceding the Maturity Date. No retraction can be made and a Conversion Notice shall be irrevocable if the Company does not elect to deliver cash upon conversion.
     With respect to each holder that exercises its conversion right in accordance with the Indenture, if such holder’s Conversion Notice has not been retracted, assuming all of the other requirements have been satisfied by such holder, then settlement (a) in Common Stock only shall occur as soon as practicable after the Company notifies the holder or holders of Debentures that settlement shall be in Common Stock only, and (b) in cash or in a combination of cash and Common Stock shall occur on the second Trading Day following the final Trading Day of the Conversion Period.
     Settlement amounts shall be computed as follows:
     (i) if the Company elects to satisfy the entire Conversion Obligation in Common Stock, the Company shall deliver to such holder, for each $1,000 principal amount of Debentures converted, a whole number of shares of Common Stock equal to the Conversion Rate in effect on the Conversion Date (plus cash in lieu of fractional shares, if applicable, calculated as provided in Section 15.03);

     (ii) if the Company elects to satisfy the entire Conversion Obligation in cash, the Company shall deliver to such holder for each $1,000 principal amount of Debentures converted cash in an amount equal to the Conversion Value.
     (iii) if the Company elects to satisfy the Conversion Obligation in a combination of cash (excluding any cash paid for fractional shares, if applicable) and Common Stock, the Company shall deliver to such holder for each $1,000 principal amount of Debentures converted:
     (A) an amount in cash (the “Cash Amount”) equal to (x) the fixed dollar amount per $1,000 principal amount of Debentures of the Conversion Obligation to be satisfied in cash specified in the notice regarding the Company’s chosen method of settlement or, if lower, the Conversion Value in cash, or (y) the percentage of the Conversion Obligation to be satisfied in cash specified in the notice regarding the Company’s chosen method of settlement multiplied by the Conversion Value, as the case may be; and
     (B) a number of shares of Common Stock for each of the 20 Trading Days in the Conversion Period equal to 1/20th of (x) the Conversion Rate in effect on that day minus (y) the quotient of the Cash Amount divided by the Applicable Stock Price for that day (plus cash in lieu of fractional shares, if applicable, calculated as provided in Section 15.03).
     (b) Notwithstanding anything to the contrary in this Indenture, at any time prior to the 26th Trading Day preceding the Maturity Date, the Company may irrevocably elect, in its sole discretion without the consent of the holders of the Debentures, by written notice to the Trustee and the holders of the Debentures, to satisfy in cash the Conversion Obligation with respect to the principal amount of Debentures to be converted after the date of such election, with any remaining amount of the Conversion Obligation to be satisfied in shares of Common Stock or cash or a combination thereof, as the Company may subsequently elect. The settlement amount will be computed as described under clause (a)(iii) above, using at least $1,000 as the fixed dollar amount per $1,000 principal amount of Debentures of the Conversion Obligation to be satisfied in cash.
     (c) For purposes of this Section 15.12, the following terms shall have the meanings indicated:
     (i) “Applicable Stock Price” on any Trading Day means (i) the volume-weighted average price per share of the Common Stock on such Trading Day as displayed under the heading “Bloomberg VWAP” on Bloomberg (or any successor service) (Bloomberg key stroke DCEL Equity VAP) (or any successor page) in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on that Trading Day or (ii) if such price is not available, the market value per share of the Common Stock on that day as determined using a volume weighted method by a nationally recognized independent investment banking firm retained for this purpose by the Company.
     (ii) “Conversion Period” means the 20-Trading-Day period:

     (A) if the Company has called the Securities delivered for conversion for redemption, ending one Trading Day immediately preceding the Redemption Date;
     (B) with respect to Conversion Notices received during the period beginning 25 Trading Days preceding the Maturity Date and ending one Trading Day preceding the Maturity Date, ending one Trading Day immediately preceding the Maturity Date;
     (C) with respect to conversions in connection with a Fundamental Change, ending one Trading Day prior to the Fundamental Change Repurchase Date relating to such Fundamental Change;
     (D) beginning on the Trading Day following the Company’s receipt of the holder’s Conversion Notice, if the Company has irrevocably elected pursuant to Section 15.12(b) to make a cash payment of principal upon conversion, provided that if the holder submits its Conversion Notice during the period beginning 25 Trading Days immediately preceding the Maturity Date and ending one Trading Day immediately preceding the Maturity Date, the Conversion Period shall end on the Trading Day immediately precding the Maturity Date; and
     (E) beginning on the Trading Day following the final Trading Day of the Conversion Retraction Period, in all other cases.
     (iii) “Conversion Value,” for every $1,000 principal amount of a Debentures being converted, means an amount equal to the sum of the daily conversion values for each of the 20 Trading Days in the Conversion Period, where the “daily conversion value” for any Trading Day equals 1/20th of:
     (A) the Conversion Rate in effect on that day multiplied by
     (B) the Applicable Stock Price on that day.
     Section 15.13. Conversion After a Public Acquirer Change of Control.
     (a) In the event of a Public Acquirer Change of Control, the Company may, in lieu of issuing the additional Common Stock pursuant to Section 15.04(b), elect to adjust its Conversion Obligation and the Conversion Rate such that from and after the Effective Date of such Public Acquirer Change of Control, holders of the Debentures shall be entitled to convert their Debentures, in accordance with Section 15.02 hereof, into shares of Public Acquirer Common Stock and the Conversion Rate in effect immediately before the Public Acquirer Change of Control shall be adjusted by multiplying it by a fraction:
     (i) the numerator of which shall be (A) in the case of a share exchange, consolidation, merger or binding share exchange, pursuant to which the Common Stock is converted into cash, securities or other property, the average value of all cash and any other consideration (as determined by the Board of Directors) paid or payable per share of Common Stock or (B) in the case of any other Public Acquirer Change of Control, the average of the Closing Sale Prices of the Common Stock for the five consecutive Trading Days prior to but excluding the Effective Date of such Public Acquirer Change of Control; and
     (ii) the denominator of which shall be the average of the Closing Sale Prices of the Public Acquirer Common Stock for the five consecutive Trading Days commencing on the Trading Day next succeeding the Effective Date of such Public Acquirer Change of Control.
     (b) The Company shall notify holders of its election by providing notice as set forth in Section 15.04(b).
     (c) If the Company elects to make the adjustment to the Conversion Rate and the related Conversion Obligations as described in Section 15.13(a) in the event of a Public Acquirer Change of Control, holders of Debentures will not be entitled to receive any additional shares pursuant to Section 15.04(b).
ARTICLE 16
Article Intentionally Omitted
ARTICLE 17
Miscellaneous Provisions
     Section 17.01. Provisions Binding on Company’s Successors. All the covenants, stipulations, promises and agreements by the Company contained in this Indenture shall bind their respective successors and assigns whether so expressed or not.
     Section 17.02. Official Acts by Successor Corporation. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any Person that shall at the time be the lawful sole successor of the Company.
     Section 17.03. Addresses for Notices, etc. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Debentures on the Company shall be in writing and shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box, or sent by overnight courier, or sent by telecopier transmission addressed as follows: to Dobson Communications Corporation, at 14201 Wireless Way, Oklahoma City, OK 73134, Telecopier No.: (405) 529-8515, Attention: Chief Financial Officer. Any notice, direction, request or demand hereunder to or upon the Trustee shall be in writing and shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited, postage prepaid, by registered or certified mail in a post office letter box, or sent by overnight courier, or sent by telecopier transmission addressed as follows: Bank of Oklahoma, National Association, 9520 North May, Suite 110, Oklahoma City, OK 73120, Telecopier No.: (405) 936-3964, Attention: Timothy M. Cook.

     The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.
     Any notice or communication mailed to a holder of Debentures shall be mailed by first class mail, postage prepaid, at the address of such holder of Debentures as it appears on the Debentures Register and shall be sufficiently given to such holder of Debentures if so mailed within the time prescribed.
     Failure to mail a notice or communication to a holder of Debentures or any defect in it shall not affect its sufficiency with respect to other holders of Debentures. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.
     Section 17.04. Governing Law. This Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.
     Section 17.05. Evidence of Compliance with Conditions Precedent, Certificates to Trustee. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.
     Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include: (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based; (3) a statement that, in the opinion of such person, such person has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.
     Section 17.06. Legal Holidays. In any case in which the date of maturity of interest on or principal or premium, if any, of the Debentures or the redemption date or repurchase date of any Debentures will not be a Business Day, then payment of such interest on or principal or premium, if any, of the Debentures need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the redemption or repurchase date, and no interest shall accrue for the period from and after such date.
     Section 17.07. Trust Indenture Act. This Indenture is hereby made subject to, and shall be governed by, the provisions of the Trust Indenture Act required to be part of and to govern indentures qualified under the Trust Indenture Act; provided that unless otherwise required by law, notwithstanding the foregoing, this Indenture and the Debentures issued hereunder shall not be subject to the provisions of subsections (a)(1), (a)(2), and (a)(3) of Section 314 of the Trust Indenture Act as now in effect or as hereafter amended or modified; provided further that this Section 17.07 shall not require this Indenture or the Trustee to be qualified under the Trust Indenture Act prior to the time such qualification is in fact required under the terms of the Trust Indenture Act, nor shall it constitute any admission or acknowledgment by any party to the Indenture that any such qualification is required prior to the time such qualification is in fact required under the terms of the Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in an indenture qualified under the Trust Indenture Act, such required provision shall control.
     Section 17.08. No Security Interest Created. Nothing in this Indenture or in the Debentures, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction in which property of the Company or its subsidiaries is located.
     Section 17.09. Benefits of Indenture. Nothing in this Indenture or in the Debentures, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any authenticating agent, any Debentures Registrar and their successors hereunder and the holders of Debentures any benefit or any legal or equitable right, remedy or claim under this Indenture.
     Section 17.10. Table of Contents, Headings, etc. The table of contents and the titles and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.
     Section 17.11. Authenticating Agent. The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf, and subject to its direction, in the authentication and delivery of Debentures in connection with the original issuance thereof and transfers and exchanges of Debentures hereunder, including under Sections 2.04, 2.05, 2.06, 2.07, 3.03, 3.04, 3.05 and 3.06, as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Debentures. For all purposes of this Indenture, the authentication and delivery of Debentures by the authenticating agent shall be deemed to be authentication and delivery of such Debentures “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Debentures for the Trustee’s certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 9.09.
     Any corporation into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation is otherwise eligible under this Section 17.11, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation.

     Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee shall either promptly appoint a successor authenticating agent or itself assume the duties and obligations of the former authenticating agent under this Indenture and, upon such appointment of a successor authenticating agent, if made, shall give written notice of such appointment of a successor authenticating agent to the Company and shall mail notice of such appointment of a successor authenticating agent to all holders of Debentures as the names and addresses of such holders appear on the Debentures Register.
     The Company agrees to pay to the authenticating agent from time to time such reasonable compensation for its services as shall be agreed upon in writing between the Company and the authenticating agent.
     The provisions of Sections 9.02, 9.03, 9.04 and 10.03 and this Section 17.11 shall be applicable to any authenticating agent.
     Section 17.12. Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.
     Section 17.13. Severability. In case any provision in this Indenture or in the Debentures shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed.

Dobson Communications Corporation, as Issuer
By:	/s/ Ronald L. Ripley
	Name:	Ronald L. Ripley
	Title:	Vice President

The Bank of Oklahoma, National Association, as Trustee
By:	/s/ Timothy M Cook
	Name:	Timothy M Cook
	Title:	Senior Vice President

EXHIBIT A
[FORM OF DEBENTURE]
[Include only for Global Debentures]
[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (THE “DEPOSITARY”, WHICH TERM INCLUDES ANY SUCCESSOR DEPOSITARY FOR THE CERTIFICATES) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREIN IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]
[Include only for Debentures that are Restricted Debentures]
THE DEBENTURES EVIDENCED HEREBY (INCLUDING THE SHARES OF CLASS A COMMON STOCK ISSUABLE UPON CONVERSION HEREOF) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR OTHER SECURITIES LAWS. NEITHER THIS DEBENTURE (OR ANY SHARES OF CLASS A COMMON STOCK ISSUABLE UPON CONVERSION HEREOF) NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING ITS NOTE IN AN “OFFSHORE TRANSACTION” PURSUANT TO RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(k) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS DEBENTURE) OR THE LAST DAY ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS DEBENTURE (OR ANY PREDECESSOR OF THIS DEBENTURE) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW (THE “RESALE RESTRICTION TERMINATION DATE”), OFFER, SELL OR OTHERWISE TRANSFER THIS DEBENTURE (OR ANY SHARES OF CLASS A COMMON STOCK ISSUABLE UPON CONVERSION HEREOF) EXCEPT (A) TO THE COMPANY OR A SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN

DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE DEBENTURES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A INSIDE THE UNITED STATES, (D) PURSUANT TO OFFERS AND SALES TO NON U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, AND (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS DEBENTURE (OR ANY SHARES OF CLASS A COMMON STOCK ISSUABLE UPON CONVERSION HEREOF) IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE COMPANY, THE TRUSTEE, AND THE REGISTRAR SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATION OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS DEBENTURE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

DOBSON COMMUNICATIONS CORPORATION
1.50% Senior Convertible Debentures due 2025

No.:	CUSIP:
Issue Date:	Principal Amount: $
Issue Price: $1,000 (for each $1,000 Principal Amount)
     Dobson Communications Corporation, an Oklahoma corporation (the “Company”), promises to pay to                      or registered assigns, the principal amount of dollars                                          ($                    ) on October 1, 2025 or such greater or lesser amount as is indicated on the Schedule of Increases and Decreases of Global Debenture attached to this Debenture.
     Interest Payment Dates: April 1 and October 1, commencing April 1, 2006.
     Record Dates: March 15 and September 15.
     Reference is hereby made to the further provisions of this Debenture set forth on the reverse side of this Debenture, which further provisions shall for all purposes have the same effect as if set forth at this place.
     The Company promises to pay interest on overdue principal, premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) interest at the rate of 1% per annum above the rate borne by the Debentures.
     IN THE CASE OF ANY CONFLICT BETWEEN THE PROVISIONS OF THIS DEBENTURE AND THE INDENTURE, THE PROVISIONS OF THE INDENTURE SHALL CONTROL. THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     This Debenture shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed as of the day and year first above written.

DOBSON COMMUNICATIONS CORPORATION

By:

Name:
Title:
This is the Global Debenture
referred to in the
within-mentioned Indenture.
BANK OF OKLAHOMA,
NATIONAL ASSOCIATION
as Trustee

By:

Name:
Title:

FORM OF REVERSE OF DEBENTURE
DOBSON COMMUNICATIONS CORPORATION
1.50% SENIOR CONVERTIBLE DEBENTURES DUE 2025
     This security is one of a duly authorized issue of securities of the Company, designated as its 1.50% Senior Convertible Debentures Due 2025 (herein called the “Debentures”), limited in aggregate principal amount to $150,000,000 (up to $180,000,000 if the Initial Purchasers exercise in full their option to purchase additional Debentures set forth in the Purchase Agreement), issued and to be issued under and pursuant to an Indenture dated as of September 13, 2005 (herein called the “Indenture”), among the Company and the Bank of Oklahoma, National Association, as trustee (herein called the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Debentures. Defined terms used but not otherwise defined in this certificate shall have the respective meanings ascribed thereto in the Indenture.
            1. INTEREST. The Company promises to pay interest on the principal amount of the Debentures at the interest rate of 1.50% per annum from the date of issuance until repayment in full at October 1, 2025. The Company will pay interest on this Debenture semi-annually in arrears on April 1 and October 1 of each year, commencing April 1, 2006.
     The Debentures shall bear interest from September 13, 2005 until the principal amount thereof is paid or made available for payment.
     No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall impair, as among the Company and the holders of the Debentures, the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, on and interest on this Debenture at the place, at the respective times, at the rate and in the coin or currency herein and in the Indenture prescribed.
     Interest on the Debentures shall be computed on the basis of a 360-day year of twelve 30-day months. If a payment is due on a date which is not a Business Day, the payment will be made on the next succeeding Business Day, and no additional interest will accrue thereon.
            2. DEFAULTS AND REMEDIES. If an Event of Default occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all Debentures may be declared to be due and payable by either the Trustee or the holders of at least 25% in aggregate principal amount of the Debentures then outstanding, and, upon said declaration the same shall be due and payable immediately as provided in the Indenture; provided that in the case of the occurrence of certain Events of Default specified in the Indenture involving bankruptcy, insolvency or reorganization, the principal of and premium, if any, and interest accrued and unpaid on all the Debentures shall be immediately and automatically due and payable without necessity of further action.
            3. AMENDMENT; WAIVER. Subject to certain exceptions set forth in the Indenture, the Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of a majority in aggregate principal amount of the Debentures at the time outstanding (or in certain circumstances without the consent of any holders or in other circumstances, only with the consent of each holder affected thereby), to execute supplemental indentures adding provisions to or changing or eliminating provisions of the Indenture or of any supplemental indenture or modifying the rights of the holders of the Debentures. Subject to the provisions of the Indenture, the holders of a majority in aggregate principal amount of the Debentures at the time outstanding may, on behalf of the holders of all of the Debentures, waive any past default or Event of Default, subject to exceptions set forth in the Indenture. Upon any such waiver, said default or Event of Default shall for all purposes of this Debenture and the Indenture be deemed to have been cured and to be not continuing, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

            4. OPTIONAL REDEMPTION. At any time on or after October 1, 2010, the Company may redeem all or a part of the Debentures at a cash redemption price equal to 100% of the principal amount of the Debentures being redeemed, plus accrued and unpaid interest (including Additional Interest, if any) to, but excluding, the redemption date. However, if the redemption date is after a Record Date and on or prior to the corresponding Interest Payment Date, the interest (including Additional Interest, if any) will be paid on the redemption date to the holder of record on the Record Date. The Company may not redeem any Debentures if a default in the payment of interest in the Debentures has occurred and is continuing.
     The Debentures are not subject to redemption through the operation of any sinking fund.
            5. REPURCHASE AT OPTION OF HOLDERS. Subject to terms and conditions of the Indenture, if a Fundamental Change occurs at any time prior to maturity of the Debentures, the Debentures will be subject to repurchase, at the option of the holder, on a Fundamental Change Repurchase Date, specified by the Company, that is not less than 20 calendar days nor more than 35 calendar days after the date of the Company Repurchase Notice, at a repurchase price equal to 100% of the principal amount hereof, together with accrued and unpaid interest on this Debenture to, but excluding, the Fundamental Change Repurchase Date; provided that if such Fundamental Change Repurchase Date falls after a Record Date and on or prior to the corresponding Interest Payment Date, the accrued and unpaid interest shall be payable to the holder of record of the Debentures on the preceding March 15 or September 15, as the case may be. The Debentures submitted for repurchase must be $1,000 in principal amount or whole multiples thereof. On or before the tenth calendar day after the occurrence of such Fundamental Change, the Company shall mail to all holders of record of the Debentures on the date of the Fundamental Change a Company Repurchase Notice as set forth in Section 3.06 of the Indenture with respect to such Fundamental Change. For a Debenture to be so repurchased at the option of the holder, the holder must deliver to the Paying Agent in accordance with the terms of the Indenture, the Repurchase Notice in the form set forth on the reverse side of the Debentures containing the information specified by the Indenture, together with such Debentures, duly endorsed for transfer, or (if the Debentures are Global Debentures) book-entry transfer of the Debentures, prior to 5:00 p.m., New York City time, on the Fundamental Change Repurchase Date. The repurchase price must be paid in cash.
     Subject to the terms and conditions of the Indenture, each holder shall have the right, at such holder’s option, to require the Company to repurchase all or any portion of the Debentures held by such holder, on October 1, 2010, October 1, 2015 and October 1, 2020 at a repurchase price equal to 100% of the principal amount of the Debentures being repurchased, together with any accrued and unpaid interest on the Debentures being repurchased to, but excluding, the Repurchase Date, as provided in the Indenture. On or before the twentieth Business Day prior to such Repurchase Date, the Company shall mail to all holders of record on such date a Company Repurchase Notice as set forth in Section 3.06 of the Indenture with respect to such Repurchase Date. To exercise such right, a holder shall deliver to the Paying Agent the Repurchase Notice containing the information specified by the Indenture, together with the Debentures, duly endorsed for transfer, or (if the Debentures are Global Debentures) book-entry transfer of the Debentures, at any time during the period beginning at 9:00 a.m., New York City time, on the date that is 20 Business Days prior to the applicable Repurchase Date and ending at 5:00 p.m., New York City time, on the applicable Repurchase Date. The repurchase price must be paid in cash.
     Holders have the right to withdraw any Repurchase Notice by delivering to the Paying Agent a written notice of withdrawal at any time prior to 5:00 p.m., New York City time, on the Fundamental Change Repurchase Date or the Repurchase Date, as applicable, all as provided in the Indenture.
     If cash sufficient to pay the repurchase price of and accrued and unpaid interest, if any, on all Debentures or portions thereof to be repurchased as of the Fundamental Change Repurchase Date or Repurchase Date, as the case may be, is deposited with the Paying Agent, on the Business Day immediately following the Fundamental Change Repurchase Date or the Repurchase Date, as the case may be, then such Debentures will cease to be outstanding and interest will cease to accrue on such Debentures as of the Repurchase Date, and the holder thereof shall have no other rights as such other than the right to receive the repurchase price upon surrender of such Debentures.
            6. CONVERSION. Upon the occurrence of certain events specified in the Indenture and in compliance with the provisions of the Indenture, on or prior to the Trading Day immediately preceding the Maturity Date of this Debenture, the holder hereof has the right, at its option, to convert each $1,000 principal amount of this

Debenture into 97.0685 shares of Common Stock, as such shares shall be constituted at the date of conversion or cash or a combination of cash and Common Stock as the Company so elects, and subject to adjustment from time to time as provided in the Indenture. As used in this Debenture, Common Stock refers to the Company’s Class A Common Stock except as otherwise provided for in the definition of Common Stock as set forth in the Indenture. The Company will notify the holder thereof of any event triggering the right to convert the Debentures as specified above in accordance with the Indenture. As specified in the Indenture, the Company may elect to deliver, in lieu of shares of Common Stock, cash or a combination of cash and shares of Common Stock to satisfy its Conversion Obligation. At any time on or prior to the twenty-sixth Trading Day preceding the Maturity Date, the Company may irrevocably elect to satisfy its Conversion Obligation with respect to the principal amount of the Debentures to be converted after the date of such election in cash, with any remaining amount to be satisfied in shares of Common Stock or cash as the Company may subsequently elect, subject to the terms and conditions of the Indenture.
     Prior to October 1, 2010, if and only to the extent holders elect to convert the Debentures in connection with certain types of Fundamental Changes pursuant to which 10% or more of the consideration for the Common Stock (other than cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) consists of cash or securities (or other property) that are not common stock, depositary receipts or other certificates representing common equity interests traded or scheduled to be traded immediately following such transaction on a U.S. national securities exchange or The Nasdaq National Market, such a transaction being referred to as a “Non-Stock Change of Control,” the Company will increase the number of shares of Common Stock issuable upon conversion, as set forth in the Indenture; provided that in the case of a Non-Stock Change of Control constituting a Public Acquirer Change of Control (as defined in the Indenture), the Company may, in lieu of issuing additional shares of Common Stock upon conversion, elect to adjust the Conversion Obligation and the Conversion Rate such that from and after the effective date of such Public Acquirer Change of Control, holders of the Debentures will be entitled to convert their Debentures (subject to the satisfaction of certain conditions) into a number of shares of Public Acquirer’s Common Stock (as defined in the Indenture) determined as set forth in the Indenture.
     No adjustment in respect of interest on any Debentures converted or dividends on any shares issued upon conversion of such Debentures will be made upon any conversion except as set forth in the next sentence, but holders who convert their Debentures will receive any Additional Interest accrued through the Conversion Date. If this Debenture (or portion hereof) is surrendered for conversion during the period from 5:00 p.m., New York City time, on any applicable Record Date for the payment of interest to 5:00 p.m., New York City time, on the Business Day preceding the corresponding interest payment date, this Debenture (or portion hereof being converted) must be accompanied by payment, in immediately available funds or other funds acceptable to the Company, of an amount equal to the interest (excluding any Additional Interest) otherwise payable on such interest payment date on the principal amount being converted; provided that no such payment shall be required (1) if the holder surrenders this Debenture for conversion in connection with a redemption and the Company has specified a redemption date that is after a Record Date and on or prior to the corresponding interest payment date, (2) if the holder surrenders this Debenture in connection with a Fundamental Change and the Company has specified a Fundamental Change Repurchase Date that is after a Record Date and on or prior to the corresponding interest payment date or (3) to the extent of any overdue interest, if any, existing at the time of conversion with respect to this Debenture.
     No fractional shares will be issued upon any conversion of Debentures, but an adjustment and payment in cash will be made, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Debenture or Debentures for conversion.
     A Debenture in respect of which a holder is exercising its right to require repurchase may be converted only if such holder validly withdraws its election to exercise such right to require repurchase in accordance with the terms of the Indenture.
            7. DENOMINATIONS; TRANSFER. The Debentures are issuable in fully registered form, without coupons, in denominations of $1,000 principal amount and any multiple of $1,000. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration or exchange of Debentures, Debentures may be exchanged for a like aggregate principal amount of Debentures of any other authorized denominations. Upon surrender for registration of transfer of any Debenture to the Debentures Registrar or any co-registrar, and satisfaction of the requirements for such transfer set forth in the Indenture, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Debentures of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by the Indenture. No service charge shall be made to any holder for any registration of, transfer or exchange of Debentures, but the Company may require payment by the holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Debentures.
            8. PERSONS DEEMED OWNERS. The Company, the Trustee, any Paying Agent, any conversion agent and any Debentures Registrar may deem the Person in whose name this Debenture shall be registered upon the Debentures Register to be, and may treat it as, the absolute owner of this Debenture (whether or not this Debenture shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Debentures Registrar) for the purpose of receiving payment of or on account of the principal of, premium, if any, and interest on this Debenture, for conversion of this Debenture and for all other purposes; and neither the Company nor the Trustee nor any Paying Agent nor any conversion agent nor any Debentures Registrar shall be affected by any notice to the contrary. All such payments so made to any holder for the time being, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any Debentures.
            9. NO RECOURSE AGAINST OTHERS. No recourse for the payment of the principal of or any premium or interest on this Debenture, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any supplemental indenture or in any Debenture, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, member, manager, employee, agent, officer, director or subsidiary, as such, past, present or future, of the Company or of any successor thereto, either directly or through the Company or any of the Company’s subsidiaries or of any successor thereto, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as consideration for, the execution of the Indenture and the issue of this Debenture.
            10. REGISTRATION RIGHTS. In addition to the rights provided to holders of Debentures under the Indenture, holders shall have all the rights set forth in the Registration Rights Agreement dated as of September 13, 2005 among the Company and the Initial Purchasers named therein (the “Registration Rights Agreement”).
            11. GOVERNING LAW. This Debenture and the Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

ABBREVIATIONS
     The following abbreviations, when used in the inscription of the face of this Debenture, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM -	as tenants in common	UNIF GIFT MIN ACT -___Custodian ___
TEN ENT -	as tenant by the entireties	(Cust) (Minor)
JT TEN -	as joint tenants with right of survivorship	under Uniform Gifts to Minors Act
and not as tenants in common

(State)
     Additional abbreviations may also be used though not in the above list.

CONVERSION NOTICE

TO:	Dobson Communication Corporation
Bank of Oklahoma, National Association, as Trustee
      The undersigned registered owner of this Debenture hereby irrevocably exercises the option to convert this Debenture, or the portion thereof (which is $1,000 or a multiple thereof) below designated, into shares of Common Stock of Dobson Communications Corporation (or cash or a combination of cash and shares of Common Stock, as Dobson Communications Corporation may so elect) in accordance with the terms of the Indenture referred to in this Debenture, and directs that the shares, if any, issuable and deliverable upon such conversion, together with any check in payment for cash, if any, payable upon conversion or for fractional shares and any Debenture representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. If shares or any portion of this Debenture not converted are to be issued in the name of a person other than the undersigned, the undersigned will provide the appropriate information below and pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Debenture.

Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Debentures Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Debentures Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

     Fill in the registration of shares of Common Stock, if any, if to be issued, and Debentures if to be delivered, and the person to whom cash, if any, and payment for fractional shares is to be made, if to be made, other than to and in the name of the registered holder:

Please print name and address

(Name)

(Street Address)

(City, State and Zip Code)

Principal amount to be converted
(if less than all):

$

Social Security or Other Taxpayer
Identification Number:

NOTICE: The signature on this Conversion Notice must correspond with the name as written upon the face of the Debentures in every particular without alteration or enlargement or any change whatever.

REPURCHASE NOTICE

TO:	Dobson Communications Corporation
Bank of Oklahoma, National Association, as Trustee
The undersigned registered owner of this Debenture hereby irrevocably acknowledges receipt of a notice from Dobson Communications Corporation (the “Company”) regarding the right of holders to elect to require the Company to repurchase the Debentures and requests and instructs the Company to repay the entire principal amount of this Debenture, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture at the price of 100% of such entire principal amount or portion thereof, together with accrued and unpaid interest (including Additional Interest, if any) to, but excluding, the Repurchase Date or the Fundamental Change Repurchase Date, as the case may be, to the registered holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. The Debentures shall be repurchased by the Company as of the Repurchase Date or the Fundamental Change Repurchase Date, as the case may be, pursuant to the terms and conditions specified in the Indenture.

Dated:

Signature(s):

     NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Debentures in every particular without alteration or enlargement or any change whatever.
Debenture Certificate Number (if applicable):
Principal amount to be repurchased (if less than all, must be $1,000 nor whole multiples thereof):
Social Security or Other Taxpayer Identification Number:

ASSIGNMENT
     For value received                                                                                  hereby sell(s) assign(s) and transfer(s) unto                                                                                  (Please insert social security or other Taxpayer Identification Number of assignee) the within Debentures, and hereby irrevocably constitutes and appoints                                                                                  attorney to transfer said Debentures on the books of the Company, with full power of substitution in the premises.
     In connection with any transfer of the Debentures prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision) (other than any transfer pursuant to a registration statement that has been declared effective under the Securities Act), the undersigned confirms that such Debentures is being transferred:

☐	To Dobson Communications Corporation or a subsidiary thereof; or

☐	To a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended; or

☐	Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended; or

☐	Pursuant to a Registration Statement which has been declared effective under the Securities Act of 1933, as amended, and which continues to be effective at the time of transfer;
and unless the Debenture has been transferred to Dobson Communications Corporation or a subsidiary thereof, the undersigned confirms that such Debenture is not being transferred to an “affiliate” of the Company as defined in Rule 144 under the Securities Act of 1933, as amended.
Unless one of the boxes is checked, the Trustee will refuse to register any of the Debentures evidenced by this certificate in the name of any person other than the registered holder thereof.

Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Debentures Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Debentures Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee
NOTICE: The signature on this Assignment must correspond with the name as written upon the face of the Debentures in every particular without alteration or enlargement or any change whatever.

SCHEDULE OF INCREASES AND DECREASES IN GLOBAL DEBENTURE
The following increases or decreases in this Global Debenture have been made:

	Amount of decrease in	Amount of increase in	Principal Amount of this	Signature of authorized
	Principal Amount of this	Principal Amount of this	Global Debenture following	signatory of Trustee or
Date	Global Debenture	Global Debenture	such decrease or increase	Debenture Custodian

EXHIBIT B
FORM OF RESTRICTIVE LEGEND FOR
COMMON STOCK ISSUED UPON CONVERSION1
     THE SECURITY EVIDENCED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE BY ACQUISITION HEREOF. THE HOLDER:
            (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT; AND
            (2) AGREES THAT IT WILL NOT, WITHIN TWO YEARS AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF THE SECURITY UPON THE CONVERSION OF WHICH THE COMMON STOCK EVIDENCED HEREBY WAS ISSUED, RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY EXCEPT (A) TO DOBSON COMMUNICATIONS CORPORATION (THE “COMPANY”) OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), SUBJECT TO THE COMPANY’S RIGHT PRIOR TO ANY SUCH TRANSFER, TO REQUIRE THE DELIVERY OF A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS SECURITY AND AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR (C) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER.
     THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT DATED AS OF SEPTEMBER 13, 2005 AMONG THE COMPANY, CERTAIN OF ITS SUBSIDIARIES AND CERTAIN FIRMS, AS INITIAL PURCHASERS, AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.

[1]	This legend should be included only if the Security is a Transfer Restricted Security.

B-1